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Exhibit 2.1

ASSET AND LIABILITY TRANSFER AGREEMENT

between

METABASIS THERAPEUTICS, INC.,

and

GENSIA SICOR INC.

December 17, 1997

ASSET AND LIABILITY TRANSFER AGREEMENT

        THIS ASSET AND LIABILITY TRANSFER AGREEMENT (this "Agreement") is made and entered into as of the 17th day of December, 1997, between METABASIS THERAPEUTICS, INC., a Delaware corporation ("Metabasis"), and GENSIA SICOR INC., a Delaware corporation ("Gensia Sicor").

RECITALS:

        WHEREAS, subject to the terms and conditions of this Agreement, Gensia Sicor wishes to sell and transfer certain assets and certain liabilities of its research and development business to Metabasis.

        WHEREAS, subject to the terms and conditions of this Agreement, Metabasis desires to purchase such assets in consideration for the assumption of such liabilities, the issuance to Gensia Sicor of certain shares of Subordinated Convertible Preferred Stock of Metabasis (the "Subordinated Preferred Stock"), and the payment to Gensia Sicor of a certain amount in cash, all as more fully described below.

        WHEREAS, simultaneous with the Closing (as defined below), Sankyo Co, Ltd., a Japanese corporation ("Sankyo"), and Metabasis have entered into a Stock Purchase Agreement dated as of the date hereof (the "Sankyo Stock Purchase Agreement"), pursuant to which Sankyo is purchasing from Metabasis, and Metabasis is issuing to Sankyo, certain shares of Series A Preferred Stock of Metabasis (the "Series A Preferred Stock") on the terms and conditions thereof, and thereafter Metabasis will no longer be a wholly-owned subsidiary of Gensia Sicor.

        WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made to each other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the asset and liability transfer and the transactions related thereto.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

        1.1    Purchase and Sale.    Subject to the terms and conditions and upon satisfaction of the conditions contained in this Agreement (which term shall include all exhibits and schedules attached hereto) and in reliance upon the representations, warranties an covenants contained herein, on the Closing Date (as hereinafter defined), Gensia Sicor shall sell, assign, transfer and deliver to Metabasis, and Metabasis shall purchase and acquire from Gensia Sicor, all of Gensia Sicor's right, title and interest in, to and under all the franchises, rights, business, properties and other assets, tangible or intangible, real, personal or mixed, listed below in this Section 1.1 (collectively, the "Assets"), used in or accrued or accruing to the business of discovering and developing proprietary pharmaceutical products (including drugs intended to address diabetes, pain, inflammation, cardiovascular, epilepsy and other conditions) as currently conducted at the Gensia Sicor facility located at 9390 Towne Centre Drive, San Diego., California (the "Transferred Business"), free and clear of Liens (as hereinafter defined), except Permitted Liens (as hereinafter defined):

          (a)   All personal property (including, without limitation, all marketable securities, appliances, furniture, fixtures, machinery and equipment and other tangible personal property) relating to the Transferred Business and described or listed on Schedule 1.1(a) hereto;

          (b)   All inventory of every character and description relating to the Transferred Business and listed on Schedule 1.1(b) hereto, subject to adjustments in the ordinary course of business since September 30, 1997;

          (c)   All (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisional applications, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, formulas, technical data and customer lists; (iii) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; (iv) industrial designs and any registrations and applications therefor; (v) trade names, logos, common law trademarks and service marks; and all goodwill associated therewith; (vi) similar, corresponding or equivalent rights to any of the foregoing; and (vii) documentation related to any of the foregoing; in each case relating to the Transferred Business and listed on Schedule 1.1(c) hereto (collectively, the "Intellectual Property");

          (d)   The goodwill of Gensia Sicor associated with the Transferred Business;

          (e)   All customer lists, supplier lists and mailing lists and all materials owned by Gensia Sicor and used for mailing list development, which lists and materials were prepared, created or acquired by Gensia Sicor for use solely in the Transferred Business;

          (f)    All books, records, files and other data (including without limitation operating manuals and invoices) prepared, created or acquired by Gensia Sicor for use solely in the Transferred Business, including without limitation, (i) all inventory, maintenance and asset history records solely regarding the Transferred Business, (ii) all sales promotion materials prepared, created or acquired by Gensia Sicor for use solely in the Transferred Business, (iii) all customer and supplier lists, mailing lists, materials used for mailing list development and telephone numbers with respect to past, present or prospective customers and suppliers for use solely in the Transferred Business, and (iv) all sales and credit records solely relating to the Transferred Business;

          (g)   (i) All computer hardware, databases and data collections and all rights therein; all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; all Internet addresses, sites and domain names; all similar, corresponding or equivalent rights to any of the foregoing; and documentation related to any of the foregoing; in each case owned and used by Gensia Sicor in the Transferred Business and listed on Schedule 1.1(g) hereto, and (ii) all rights under any software licenses held and used by Gensia Sicor regarding the software listed on Schedule 1.1(g) hereto;

          (h)   To the extent transferable and relating solely to the Transferred Business, all federal, state, local or foreign governmental licenses, permits and other authorizations necessary or advisable for the conduct of the Transferred Business and listed on Schedule 1.1(h) hereto;

          (i)    All leases of personal property, whether as lessor, lessee, sublessor or sublessee, relating to the Transferred Business and listed on Schedule 1.1(i) hereto;

          (j)    All contracts, agreements, commitments, options and other arrangements of Gensia Sicor, of every kind and description, relating to the Transferred Business and described or listed on Schedule 1.1(j) hereto, as amended to date;

          (k)   All product registrations, approvals and applications therefor of Gensia Sicor, of every kind and description with any governmental entity, relating to the Transferred Business and listed on Schedule 1.1(k) hereto;

          (1)   To the extent transferable, all rights and claims under policies of insurance and warranty, surety, fidelity or other bonding arrangements relating to the Assets (excluding any rights to refunds of premiums or amounts paid under such policies of insurance and bonding arrangements) and, all other claims, demands, judgments, rights, equities, chattel mortgages, security agreements and chooses in action, and the proceeds thereof, relating to the Assets;

          (m)  All rights, claims and causes of action against any person arising out of the disclosure or use, or threatened disclosure or threatened use, of any proprietary information to the extent relating to any of the Assets or the Transferred Business, including, without limitation, any invention, process, method, formula, design, treatment, discovery or improvement or application thereof, or other "know-how," or similar property, or any compilation of information, list of customers or suppliers, document or record with respect to any of the foregoing or contained therein;

          (n)   All accounts, notes, fees, commissions and all other receivables payable to Gensia Sicor in respect of the Transferred Business and listed on Schedule 1.1(n) hereto, subject to adjustments in the ordinary course of business since September 30, 1997; and

          (o)   All cash and cash equivalents on hand at the Closing Date relating to the Transferred Business and listed on Schedule 1.1(o) hereto, subject to adjustments in the ordinary course of business since September 30, 1997.

        For purposes of this Agreement "Liens" shall mean all title defects, liens, mortgages, pledges, charges, restrictions, claims, security interests, rights to acquire title or an interest or other encumbrances of any nature whatsoever, whether choate or inchoate. For purposes of this Agreement "Permitted Liens" shall mean Liens listed on Schedule 1.1(p) hereto, Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, or which are being contested in good faith and for which adequate reserves have been established or any Liens subject to which Metabasis has specifically agreed in writing with Gensia Sicor to accept relating to any of the Assets.

        1.2    Assumption of Assumed Liabilities.

          (a)   As of the Closing Date, Metabasis shall accept the Assets subject to and shall assume and shall pay, perform and discharge (and shall indemnify Gensia Sicor with respect to) all the obligations and liabilities relating to the Transferred Business or the Assets (the "Assumed Liabilities").

          (b)   Notwithstanding the foregoing, the Assumed Liabilities shall exclude those certain liabilities listed on Schedule 1.2(b) hereto (the "Excluded Liabilities").

          (c)   Without limiting the generality of the foregoing, the Assumed Liabilities shall include those certain liabilities listed on Schedule 1.2(c) hereto (the "Disclosed Liabilities").

        1.3    Consideration.    In consideration for the purchase of the Assets, Metabasis shall pay to Gensia Sicor the following:

          (a)    Cash Re-payments at Closing.    On or before December 19, 1997, Metabasis shall pay to Gensia Sicor the sum of two million two hundred fifty thousand dollars ($2,250,000) in cash, payable by wire transfer or cashiers' check, in repayment of certain obligations owing to Gensia Sicor.

          (b)    Stock Issuance at Closing.    On the Closing Date, Metabasis shall issue to Gensia Sicor ten million (10,000,000) shares of Subordinated Preferred Stock. The price per share of the Subordinated Preferred Stock shall be seven and 09/100 dollars ($7.09). The rights, preferences and privileges of the Subordinated Preferred Stock and Series A Preferred Stock will be as stated in the Certificate of Incorporation (the "Restated Certificate") in the form attached hereto as Exhibit 1.3(b).

          (c)    Payment of Sales or Other Taxes.    Any tax (other than taxes imposed in respect to the income of Gensia Sicor (including, without limitation, gain, if any, on the sale of Assets)) that may be payable as a result of the execution of this Agreement or the consummation of the purchase and sale contemplated hereby, shall be paid by Gensia Sicor. Gensia Sicor shall timely file all tax returns which may be required in connection with such tax or taxes. Metabasis shall fully reimburse Gensia Sicor for the amount of all such tax or taxes within thirty (30) days after the payment thereof by Gensia Sicor.

        1.4    Potential Reversion of Certain Assets.    If Gensia Sicor or Metabasis reasonably believes it is required to obtain the consent of Pfizer, Inc. ("Pfizer") pursuant to Section 15.6 of the Collaborative Research Agreement dated as of May 1, 1996, between Pfizer and Gensia Sicor, or Section 13.6 of the License and Royalty Agreement dated as of May 1, 1996, between Pfizer and Gensia Sicor (as amended to date, collectively, the "Pfizer Agreements"), in connection with the consummation of any transaction by Gensia Sicor or Metabasis, and if Gensia Sicor or Metabasis fails to obtain the consent of Pfizer to such transaction on terms and conditions reasonably acceptable to Gensia Sicor and Metabasis, then, prior to the consummation of such transaction, in order to cause there not to occur a breach of the Pfizer Agreements upon consummation of such transaction:

          (a)   Metabasis shall reconvey to Gensia Sicor the Pfizer Agreements;

          (b)   Metabasis additionally shall reconvey to Gensia Sicor that certain Intellectual Property and those other Assets (if any) as necessary to enable Gensia Sicor to perform its obligations under the Pfizer Agreements;

          (c)   Gensia Sicor shall assign to Metabasis (to the extent permitted pursuant to the Pfizer Agreements) the right to receive, or otherwise shall pay to Metabasis upon receipt by Gensia Sicor, all amounts thereafter owing to Gensia Sicor pursuant to the Pfizer Agreements (other than amounts owing pursuant to any indemnification obligations for losses, liabilities, damages and expenses incurred or suffered by Gensia Sicor);

          (d)   Gensia Sicor shall grant to Metabasis an exclusive, worldwide, royalty-free license (with the exclusive right to grant sublicenses) under such reconveyed Intellectual Property Rights to the extent and for all purposes not otherwise licensed to Pfizer pursuant to the Pfizer Agreements;

          (e)   Gensia Sicor shall grant to Metabasis (to the extent permitted pursuant to the Pfizer Agreements) the right to use such reconveyed other Assets (if any) to the extent and for all purposes not otherwise licensed to Pfizer pursuant to the Pfizer Agreements and not otherwise necessary to enable Gensia Sicor to perform its obligations under the Pfizer Agreements; and

          (f)    Gensia Sicor and Metabasis shall execute such further documents and instruments, and shall take such further actions, as reasonably necessary to effectuate the provisions of Sections 1.4(a) through 1.4(e) above.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

        2.1    General Representations and Warranties.    Except as disclosed or excepted in Schedule 2 hereto (the "Disclosure Schedule"), each of Metabasis and Gensia Sicor represents and warrants to the other party as of the date hereof as follows:

          (a)    Organization, Good Standing and Qualification.    It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. It is qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business and properties.

          (b)    Authorization.    All corporate action on its part and on the part of its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of it hereunder, has been taken or will be taken on or prior to the Closing. This Agreement constitutes the valid and legally binding obligation of it except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws.

          (c)    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of it is required in connection with the consummation of the transactions contemplated by this Agreement.

          (d)    Compliance with Other Instruments.    It is not in violation or default of any provisions of its Certificate of Incorporation, as amended, or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to it, which violation or default would be materially adverse to the Transferred Business. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of it or the suspension, revocation, impairment, forfeiture or non-renewal of a material permit, license, authorization or approval applicable to it or the Transferred Business.

        2.2    Representations and Warranties Regarding the Assets.    Except as disclosed or excepted in the Disclosure Schedule, Gensia Sicor represents and warrants to Metabasis as of the date hereof as follows:

          (a)   The Assets are owned by Gensia Sicor. No person or entity other than Gensia Sicor has any right, title or interest in or to the Assets, other than the Intellectual Property. To the best knowledge of Gensia Sicor, no person or entity other than Gensia Sicor has any right, title or interest in or to the Intellectual Property.

          (b)   Except for Permitted Liens, Gensia Sicor has, and at the Closing Metabasis will receive, good, valid and marketable title to all of the Assets, free and clear of any Lien.

          (c)   The Assets constitute substantially all of the properties and rights, tangible or intangible, real or personal, owned by Gensia Sicor or its subsidiaries and required for the continued operation of the Transferred Business in the manner in which it is currently operated.

          (d)   Gensia Sicor has not received any communications alleging that Gensia Sicor has violated, by conducting the Transferred Business, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the best of Gensia Sicor's knowledge, the Transferred Business as conducted do not infringe or conflict with the rights of others, including rights under patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. Gensia Sicor has not received any communication that any of the Intellectual Property is being infringed or compromised by others.

          (e)   There is no action, suit, proceeding or investigation pending or currently threatened against Gensia Sicor which questions the validity of this Agreement, or the right of Gensia Sicor to enter into this Agreement or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the Assets or the Transferred Business, nor is Gensia Sicor aware that there is any basis for the foregoing. The foregoing includes, with respect to the Assets and the Transferred Business only but otherwise without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to Gensia Sicor) involving the prior employment of any of Gensia Sicor's employees, their use in connection with Gensia Sicor's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither Gensia Sicor nor, to the best knowledge of Gensia Sicor, anyone acting for or on its behalf has, since September 30, 1995, paid any amount of damages to any third party for injuries to persons or property, or paid any cash settlements for breach of warranty, arising out of any alleged defect in quality, materials, workmanship or design of any of its products (including any products manufactured by others and distributed by Gensia Sicor) and, except for goods returned for repair or replacement pursuant to the standard terms and conditions of sale relating to such goods, there is no pending or, to the best knowledge of Gensia Sicor, threatened claim against Gensia Sicor for breach of warranty or seeking damages arising out of any alleged defect in quality, materials, workmanship or design of any of its products and Gensia Sicor has no knowledge of any basis for any such claim. Gensia Sicor is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Gensia Sicor currently pending or which Gensia Sicor intends to initiate regarding the Assets or the Transferred Business.

          (f)    Gensia Sicor has filed all tax income returns and reports with respect to the Assets and the Transferred Business as required by applicable law. These returns and reports are true and correct in all material respects. Gensia Sicor has paid all income taxes and other assessments with respect to the Assets and the Transferred Business due prior to the time penalties would accrue thereon. The provision for income taxes of Gensia Sicor with respect to the Assets and the Transferred Business is adequate for income taxes due or accrued as of the date thereof. Gensia Sicor has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to section 1362(a) or section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Assets or the Transferred Business. Any federal or state income tax liability which is imposed upon Metabasis or Aramed, Inc., a Delaware corporation ("Aramed"), by virtue of Regulation 1.1502-6 promulgated under the Code, or a comparable state provision, which is not attributable to income earned by Metabasis or Aramed, will be reimbursed by Gensia Sicor to the extent payment for such tax liability has been made. Neither Metabasis nor Aramed will have any income tax liability solely as a consequence of having been a member of Gensia Sicor's combined or unitary group for a state franchise tax purposes.

          (g)   To the knowledge of Gensia Sicor, the contracts assigned to Metabasis pursuant to this Agreement are binding upon the other parties thereto in accordance with their terms. Gensia Sicor has not received written notice of any default (or alleged default) under any such contract. To the knowledge of Gensia Sicor, there exists no condition that with notice or the lapse of time or both would constitute a default of a material obligation (or give rise to a termination right) under any such contract. Gensia Sicor has not received written notice of cancellation or termination of any such contract.

          (h)   There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Gensia Sicor who would be entitled to any fee or commission from Metabasis upon consummation of the transactions contemplated hereby.

          (i)    To the knowledge of Gensia Sicor, there exist no facts or circumstances that would give rise to a claim by any third party for damages resulting from bodily injury, death or property damage attributable to the manufacture, use or sale by Gensia Sicor of products relating to the Transferred Business prior to the Closing Date.

        2.3    Representations and Warranties of Metabasis Regarding the Subordinated Preferred Stock.    Metabasis represents and warrants to Gensia Sicor as of the date hereof as follows:

          (a)    Subordinated Preferred Stock.    The Subordinated Preferred Stock (i) has been duly and validly authorized, and (ii) upon completion of the Closing pursuant to the terms hereof, (A) will be validly issued to Gensia Sicor and fully paid and nonassessable, (B) based in part upon the representations of Gensia Sicor in this Agreement, will have been issued in compliance with all applicable federal and state securities laws, and (C) shall be free of all adverse claims and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities.

          (b)    Common Stock.    The Common Stock of Metabasis issuable upon conversion of the Subordinated Preferred Stock purchased under this Agreement (i) has been duly and validly authorized and reserved for issuance, (ii) upon issuance and in accordance with the terms of the Restated Certificate, (A) shall be duly and validly issued, fully paid and nonassessable, (B) based in part upon the representations of Gensia Sicor in this Agreement, will have been issued in compliance with all applicable federal and state securities laws, and (C) shall be free of all adverse claims and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities.

        2.4    Representations and Warranties of Gensia Sicor Regarding the Subordinated Preferred Stock.    Gensia Sicor acknowledges that Metabasis has entered into this Agreement in reliance upon Gensia Sicor's representations and warranties to Metabasis, and Gensia Sicor hereby confirms, that:

          (a)    Purchase Entirely for Own Account.    The Subordinated Preferred Stock to be acquired by Gensia Sicor pursuant to Section 1.3 hereof are acquired for investment purposes and for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Gensia Sicor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Gensia Sicor further represents that Gensia Sicor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Subordinated Preferred Stock.

          (b)    Restricted Securities.    Gensia Sicor understands that the Subordinated Preferred Stock it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Metabasis in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that such Subordinated Preferred Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Gensia Sicor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (c)    Legends.    It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

            (i)    "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Metabasis that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (ii)   Any legend required by the laws of the State of California or other jurisdiction.

          (d)    Accredited Investor.    Gensia Sicor represents and warrants to Metabasis that it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

        2.5    Additional Representations and Warranties of Metabasis.    Metabasis represents and warrants to Gensia Sicor as of the date hereof that, prior to the date hereof, it has conducted no business activities except those relating to its incorporation, organization and the negotiation and preparation of this Agreement, the Stock Purchase Agreement and those documents, instruments and agreements contemplated hereby and thereby.

        2.6    Survival of Representations and Warranties.

          (a)   All representations, warranties and covenants contained in this Agreement (other than the representations and warranties by Gensia Sicor pursuant to Section 2.2(f) hereof) and any certificate or other instrument delivered by or on behalf of any of the parties pursuant to this Agreement shall survive the Closing for a period that will terminate on the third anniversary of the Closing Date.

          (b)   All representations and warranties by Gensia Sicor pursuant to Section 2.2(f) hereof shall survive the Closing for a period that will terminate on the date of the applicable statute of limitations with respect to claims therefor.

          (c)   Thereafter, all such representations, warranties and covenants shall survive with respect to any claim made on or before the applicable termination date above until such time as such claim has been finally decided, settled or adjudicated.

ARTICLE 3

INDEMNIFICATION

        3.1    Indemnification.

          (a)   Metabasis shall indemnify, defend and hold harmless Gensia Sicor from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred or suffered by Gensia Sicor to the extent arising from (i) the Assumed Liabilities, or (ii) any breach of any representation, warranty or covenant of Metabasis under this Agreement, except to the extent that Gensia Sicor is obligated to indemnify Metabasis pursuant to Section 3.1(b) for any such losses, liabilities, damages and expenses to the extent arising from any breach of any representation, warranty or covenant of Gensia Sicor under this Agreement.

          (b)   Gensia Sicor shall indemnify, defend and hold harmless Metabasis from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred or suffered by Metabasis to the extent arising from any breach of any representation, warranty or covenant of Gensia Sicor under this Agreement.

        3.2    Procedure.

          (a)   If Metabasis or Gensia Sicor (the "Indemnitee") intends to claim indemnification under this Article 3 with respect to any claim, demand, action or other proceeding by any third party, the Indemnitee promptly shall notify the other party (the "Indemnitor") thereof, and the Indemnitor shall have the right to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings.

          (b)   The indemnity obligations under this Article 3 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action or other proceeding, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Article 3, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this Article 3.

          (c)   The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

ARTICLE 4

ADDITIONAL AGREEMENTS

        4.1    Employee Matters.    If Metabasis terminates any person listed on Schedule 4.1 at any time prior to the first anniversary of the Closing Date, Metabasis shall offer to such person a severance agreement on terms and conditions no less favorable to such person than the terms and conditions of the severance agreement to which such person would have been entitled (as determined in accordance with Gensia Sicor's severance practices with respect to the severance of similarly situated employees) if terminated by Gensia Sicor as of the Closing Date.

        4.2    Interim Agreement regarding Assigned Contracts.    Until such time as the parties shall have obtained all consents or approvals required from third parties relating to any contract, agreement, license, lease and other instrument constituting an Asset, Gensia Sicor hereby grants to Metabasis an exclusive subcontract, sublicense or sublease under such contract, agreement, license, lease and other instrument, and subject to the provisions of Article 3 hereof, Metabasis shall indemnify Gensia Sicor for all liabilities and obligations thereunder after the Closing Date.

        4.3    Adverse Events.    Metabasis and Gensia Sicor each shall notify the other immediately of any information concerning any serious or unexpected side effect, injury, toxicity or sensitivity reaction, or any unexpected incidence, and the severity thereof, associated with the clinical uses, studies, investigations, tests and marketing of a product existing as of the Closing Date relating to the Transferred Business. For purposes of this Section 4.3, "serious" shall mean an experience which (a) results in the death, permanent or substantial disability, in-patient hospitalization or prolongation of hospitalization, or (b) is a congenital anomaly, cancer, the result of an overdoes or life threatening. For purposes of this Section 4.3, "unexpected" shall mean (x) for a non-marketed product, an experience that is not identified in nature, severity or frequency in the current clinical investigator's confidential information brochure, and (y) for a marketed product, an experience which is not listed in the current labeling for such product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling but differs from the event because of increased frequency or greater severity or specificity. Each party further shall immediately notify the other of any information received regarding any threatened or pending action by an agency which may affect the safety and efficacy claims of a product. Upon receipt of any such information, the parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting either party's right to make a timely report of such matter to any government agency or take other action that it deems to be appropriate or required by applicable law or regulation.

ARTICLE 5

CONDITIONS PRECEDENT

        5.1    Conditions to Each Party's Obligation to Effect the Asset Sale.    The respective obligations of each of the parties to effect the Asset Sale and the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions unless waived by each of Metabasis and Gensia Sicor or otherwise provided in Section 5.2 below:

          (a)    Government Approvals.    All authorizations, consents, orders or approvals of, or declarations or filings with, any governmental entity deemed necessary or appropriate by Metabasis, or Gensia Sicor for the consummation of the transactions contemplated by this Agreement including, but not limited to, the Federal Trade Commission, the Department of Justice, applicable federal or state securities law regulatory bodies, shall have been filed, occurred or been obtained, in each case subject to no term, condition or restriction unacceptable to Metabasis or Gensia Sicor. Metabasis and Gensia Sicor agree to cooperate with each other to the fullest extent practicable in satisfying all applicable federal and state filing requirements, and in obtaining all applicable federal and state regulatory approvals.

          (b)    Legal Action.    No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the asset and liability transfer shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Gensia Sicor or Metabasis, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c)    Statutes.    No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the asset and liability transfer illegal.

          (d)    Third-Party Approvals.    Any and all consents or approvals required from third parties relating to contracts, agreements, licenses, leases and other instruments constituting the Assets shall have been obtained.

          (e)    Related Agreements.    Metabasis and Gensia Sicor shall have duly executed and delivered the following agreements:

            (i)    the Transition Services Agreement between Gensia Sicor and Metabasis; and

            (ii)   the Sublease Agreement between Gensia Sicor and Metabasis.

          (f)    Employee Severance Agreements.    Gensia Sicor and each of Gene F. Tutwiler, Ph.D., Paul K. Laikind, Ph.D., and Mark D. Erion, Ph.D. shall have duly executed and delivered amendments to their respective existing severance agreements with Gensia Sicor in such form as reasonably acceptable to the parties thereto. Metabasis and each of Gene F. Tutwiler, Ph.D., Paul K. Laikind, Ph.D., and Mark D. Erion, Ph.D. shall have duly executed and delivered new severance agreements with Metabasis in such form as reasonably acceptable to the parties thereto.

          (g)    Restated Certificate.    The Restated Certificate shall have been duly filed with the Secretary of State of the State of Delaware.

        5.2    Further Consents.    If, notwithstanding the best efforts of the parties to fully satisfy the conditions precedent set forth in Section 5.1(d) above, (a) the requirement to obtain any consents or approvals described in Section 5.1(d) above which are not obtained as of the Closing Date shall be waived, and (b) the parties shall use their best efforts to obtain all consents and approvals described in

Section 5.1(d) above which are not obtained as of the Closing Date as soon as reasonably practicable after the Closing Date.

        5.3    Further Assurances.    As soon as reasonably practicable after the Closing Date, Gensia Sicor shall duly execute and deliver to Metabasis all further documents, instruments and agreements as reasonably requested by Metabasis or otherwise required to transfer any of the Assets to Metabasis, including without limitation, (a) assignments and assumptions of contracts assigning to Metabasis Gensia Sicor's interest and rights in contracts regarding the Transferred Business; (b) assignments of the Intellectual Property; and (c) assignments of personal property leases under the leases and subleases referred to in Section 1.1(i) hereof.

ARTICLE 6

CLOSING

        6.1    Closing Date.    The Closing under this Agreement (the "Closing") shall be held no later than December 17, 1997, or such later date as the parties shall agree upon. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro LLP, 101 West Broadway, Suite 1800, San Diego, California, at 10:00 A.M. on such date, or at such other time and place as Metabasis and Gensia Sicor may agree upon in writing.

        6.2    Deliveries at Closing.

          (a)    Deliveries by Gensia Sicor.    At the Closing, Gensia Sicor shall deliver to Metabasis:

            (i)    all the Assets; and

            (ii)   the original of the bill of sale, duly executed by Gensia Sicor, conveying to Metabasis the personal property Assets; and

            (iii)  such other instruments and documents as may be reasonably requested by Metabasis or otherwise required to transfer any of the Assets to Metabasis; and

            (iv)  such other instruments and documents as may be reasonably requested by Metabasis prior to the Closing.

          (b)    Delivery by Metabasis.    At the Closing, Metabasis shall deliver to Gensia Sicor:

            (i)    the shares of Subordinated Preferred Stock in accordance with Section 1.3(b) above; and

            (ii)   such other instruments and documents as may be reasonably requested by Gensia Sicor prior to the Closing.

ARTICLE 7

GENERAL

        7.1    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

        7.2    Successors and Assigns.    No part of this Agreement or any rights, duties or obligations described herein shall be assigned or delegated without the express written consent of the parties hereto, except that either party may assign its rights, obligations and responsibilities only in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

        7.3    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and supersedes all prior agreements and understandings, both written and oral.

        7.4    Amendment.    This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        7.5    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail or commercial overnight courier (e.g., Federal Express, Network Courier, etc.), return receipt or confirmation of delivery requested, or by facsimile transmission with voice confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)
    If to Metabasis:

    Metabasis Therapeutics, Inc.
    9390 Towne Centre Drive
    San Diego, CA 92121-3030
    Attention: President

    (b)
    If to Gensia Sicor to:

    Gensia Sicor Inc.
    19 Hughes
    Irvine, CA 92618-1902
    Attention: Chief Financial Officer

        7.6    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        7.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

METABASIS THERAPEUTICS, INC.

By	/s/ GENE F. TUTWILER
Title	President and CEO

GENSIA SICOR INC.
By	/s/ JOHN SEYWARD
Title	VP Finance and CFO

LIST OF EXHIBITS

    1.3(b)
    RESTATED CERTIFICATE OF INCORPORATION

LIST OF SCHEDULES

    1.1(a)
    PERSONAL PROPERTY
    1.1(b)
    INVENTORY
    1.1(c)
    INTELLECTUAL PROPERTY
    1.1(g)
    COMPUTER HARDWARE AND SOFTWARE
    1.1(h)
    LICENSES
    1.1(i)
    PERSONAL PROPERTY LEASES
    1.1(j)
    CONTRACTS
    1.1(k)
    PRODUCT REGISTRATIONS
    1.1(n)
    RECEIVABLES
    1.1(o)
    BANK ACCOUNTS
    1.1(p)
    PERMITTED LIENS
    1.2(b)
    EXCLUDED LIABILITIES
    1.2(c)
    DISCLOSED LIABILITIES
    2
    DISCLOSURE SCHEDULE
    4.1
    CERTAIN EMPLOYEES

Schedule 1.1a

List of Personal Property

A.
All non-capital laboratory equipment, laboratory supplies, glassware, chemicals, animals, animal supplies, health, environmental and safety supplies, office equipment and supplies, books, journals and catalogs within the 9390 building.

B
All capital research department lab equipment inventory as shown on attached lists for the Metabasis space within the 9390 building excluding equipment to be shipped to GLL from the analytical R&D labs as shown on separate attached list.

C.
All the furniture inventory for the Metabasis space within the 9390 building as listed in memo attached from Craig Woodward dated December 8, 1997.

D.
All shares of Aramed stock owned by Gensia Sicor Inc.

E.
The archive storage unit system installed at 9360 Towne Centre Drive, 3rd floor, consisting of seven units approximately 10 feet wide by 18.6 long by 6 feet high.

METABASIS THERAPEUTICS, INC.
Research Department
Lab Equipment Inventory

Description	Manufacturer	Model #	Serial #	Gensia ID#	Location
Luminesense Spectrometer	Aminco Bowman	SO-300	9110026	NA	121
Strip Chart Recorder RS 3800	Gould	35-V7808-12	00146	NA	121
Cauterizer	Liebel-Flausheim	400	440X40158	NA	121
Oscillloscope	Tektronix	2235A	E020743	NA	121
Oscillloscope	Tektronix	2215	B036716	NA	121
Oscillloscope	Tektronix	2235A	B018166	NA	121
Small Animal Flowmeter	Transonic	T106	T106X920238	NA	121
Small Animal Flowmeter	Transonic	T201	T201DS870291	NA	121
Vital Stat. Monitor	Protocol Systems	PROPAQ102	TD1806	NA	121
Vital Stat. Monitor	Protocol Systems	PROPAQ102	MB00855	NA	121
MI2 Data Acquisition System	Modular Instruments	NA	23-GMKYH	NA	121
Sonomicrometer	Triton Technology	120-1000	S9208	NA	121
Strip Chart Recorder RS 2800	Gould	2107-889000	00283	NA	121
Blood Gas Analyzer	Radiometer	ABL 30	13775/75ROSN070	NA	122
Hematology Analyzer	Baker	9110+cp	20669	NA	122
Balance w/printer	Mettler	AT261	1114410553	NA	122
Electromagnetic Flowmeter	Carolina Medical	FM501D	901301JA	NA	123
Electromagnetic Flowmeter	Carolina Medical	FM501D	921802JA	NA	123
Transonic Flowmeter	Transonic Systems Inc.	T206	T206XMPR930354	NA	123
Transonic Flowmeter	Transonic Systems Inc.	T206	T206XMPR930398	NA	123
Strip Chart Recorder RS 2800	Gould	2107-8890-00	O2957	NA	123
Oscilloscope	Tektronix	2235A	BB015752	NA	123
Whole Blood Aggregometer	Chrono-Log	570-VS	910210	NA	123
Diode Array Spectrophotometer	Hewlett Packard	8452A	2610A02296	NA	123
HP Injector HPLC	Hewlett Packard	1050	LR47359C	NA	123
AB Detector HPLC	Applied Biosystems	785A	1400-2445	NA	123
AB Pump HPLC	Applied Biosystems	140B	S9202103	NA	123
Camera and Control Unit	Hauamatsu	C2400	560088	NA	141
Motorized Stage	LEP	995008	O76614	NA	141
Computer	Silicon Graphics	R5000	6006775	NA	141
Inverted Stage Microscope	Nikon	Diaphot 300	310106	NA	141
Imaging Software	Inovision	R5000	6006775	NA	141
LAB; NATARAJAN, M.	SGI	Indigo	6006775		141
Blood Gas Analyzer	Radiometer	ABL 330	100R103N09	NA	142
Square Wave Flowmeter	Carolina Medical	FM501D	901202JA	NA	142
Strip Chart Recorder RS 2800	Gould	2107-8890-00	O2956	NA	142
Sonomicrometer	Triton Technology	120-1001-04	S8934	NA	159
Strip Chart Recorder	Gould	2107-8890-00	NA	NA	159
Oscilloscope	Tektronix	2235A	B020676	NA	159
Doppler Flowmeter	Triton Technology	100-1000-20	F8938	NA	159
Strip Chart Recorder 3400	Gould	35-VJ404-10	00171	NA	159
Strip Chart Recorder	Gould	11-1202-154024	NA	NA	176
balance table	Gibraltar	167			176
Balance (model #GT 4800 discontinued)	Ohaus	4100D	4782		176
Student stereotaxic device	Kopl				176
Sonicator	Branson	2210R-DTH			176
Refrigerator/freezer	Kenmore	2539308013	BA11505103		176
Rat rotarod with control box	SDI				176
Mouse rotarod	SDI/Omnitech	RRF	9201RR220FF		176
60Hz electrical stimulator	Wahlquist				176
Activity monitor system	SDI				176
Tail Flick machine	SDI/Omnitech	TF	9301TF324		176
Tail Flick machine	SDI/UGO Basile	7360	48193		176
Hotplate	SDI/Omnitech	HP	9507HP210A/FR		176
Pulsar 6b electrical stimulator	FHC				176
BP stimulus isolator	FHC				176
(2) paw thermal stimulators (Hargreaves box)	UCSD				176
(5) P23XL pressure transducers	Gould	P23XL	10175002		176
Type 453 Oscilloscope	Tektronix	453	9572		176
(2) halothane vaporizers-TEC3's discontinued	Cyprane		422035		176
YSI model 73 ATA temperature monitor	YSI	73ATA	92M45257		176
6-chan. recorder, 2 bridge, 4 transducer amps	Gould	2007-6606-00	109		176
8-chan. recorder	Gould	2107-8890-00	2962		176
(2) Power Premium AST 3/25 comp. & monitors		astcvga, 66267	500934-001		176
(1) AST Premium II 386sx/20 comp. & monitor		astsvga, 66267	500777-001		176
ASTcomp./Emerson mon. (for activity monitor)		ast286/1415EM			176
Transducer Signal Conductors	GOULD	20-4615-50	6468		176
Transducer Signal Conductors	GOULD	20-4615-50	6467		176
Transducer Signal Conductors	GOULD	20-4615-50	1463		176

1

Transducer Signal Conductors	GOULD	20-4615-50	507	176
Transducer Signal Conductors	GOULD	20-4615-50	1471	176
Transducer Signal Conductors	GOULD	20-4615-50	1428	176
Bridge Amplifier	GOULD	13-4615-30	4165	176
Gage DC Amplifiers	GOULD	13-4615-00	8609	176
Gage DC Amplifiers	GOULD	13-4615-00	8594	176
Gage DC Amplifiers	GOULD	13-4615-00	8600	176
Biotach Amplifiers	GOULD	13-G4615-65A	885	176
Biotach Amplifiers	GOULD	13-G4615-65A	886	176
Biotach Amplifiers	GOULD	13-G4615-65A	887	176
Biotach Amplifiers	GOULD	13-G4615-65A	888	176
DC Amplifiers	GOULD	13-4615-10	3310	176
DC Amplifiers	GOULD	13-4615-10	3320	176
DC Amplifiers	GOULD	13-4615-10	23202	176
DC Amplifiers	GOULD	13-4615-10	23214	176
P23 X L Isolated B.P.Transducers	VIGGO-SPECTRAMED	CL-213447	10499717	176
P23 X L Isolated B.P.Transducers	VIGGO-SPECTRAMED	CL-213447	10415577	176
P23 X L Isolated B.P.Transducers	VIGGO-SPECTRAMED	CL-213447	10745795	176
P23 X L Isolated B.P.Transducers	VIGGO-SPECTRAMED	CL-213447	1045582	176
P23 X L Isolated B.P.Transducers	VIGGO-SPECTRAMED	CL-213447	10175002	176
P23 X L Isolated B.P.Transducers	VIGGO-SPECTRAMED	CL-213447	10499731	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-33106	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-37909	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-30034	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-31011	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-32498	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-32495	176
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222 & 2400-001	A-25070	176
Rodent Ventilator	HARVARD APPARATUS	683	A35981	176
Eppendorf Microcentrifuge	EPPENDORF	5415C (Current Model)	5414 B 56773	176
Mcilwain Tissue Chopper	MCILWAIN	PT 10/35	494	176
Halothane Vaporizer	OI IMEDA	FLUOTECH 3	BBNR-02473	176
Halothane Vaporizer	CYPRANE, LTD.	FLUOTECH 3	309509	176
Stereomicroscope for Microsurgical Research (Full Set-up)	CARL ZEISS, INC.	SV 11 (Current Model)		176
Stereomicroscope for Microsurgical Research (Full Set-up)	CARL ZEISS, INC.	SV 8 (Replaced by SV11)		176
YSI Temperature Monitor	YSI, INC.	73ATA	91L034565	176
YSI Temperature Monitor	YSI, INC.	73ATA	90L021442	176
YSI Temperature Monitor	YSI, INC.	73ATA	90L021451	176
Blood Gas Analyzer	RADIOMETER	ABL 330	100R103N09	176
Halothane vaporizer	Ohio Medical Products	Halothane	BAKF00692	187
Halothane vaporizer	Ohio Medical Products	Halothane	BAKK00735	187
Animal scale 0.1 g/4kg	Ohaus (VWR)	GT 4800	2755	187
Dissecting microscope	Nikon	SMZ-10	77787	187
Syringe pump	Harvard Instruments	55-2226	A-40210	187
Plathyamometer (regular)	Ugo Basile (Stoelting)	7150	61592	187
Microcentrifuge	Eppendorf (VWR)	5415C	5415B40829	188
Fine balance 0.1mg/110g	Sartorius	1801	215261	188
Transmitted light microscope	Nikon	Optiphol-2	140838 and 517314	188
Centrifuge	Dupont/Sorvall	RC3BPlus	9200833	226
Refrig. Circulator	Fisher	9100	91733	226
DNA thermocycler	Perkin Elmer	480	P17554	226
DNA thermocycler	Eri Comp	EZ-Cycler	204389226B	226
Microfuge	Eppendorf	5415	214375	226
Microfuge	Eppendorf	5415C	5414B63867	226
Microfuge	Eppendorf	5415C	5415B50941	226
DAD spectrophotometer	Hewlett Packard	8452A	2610A04244	226
HPLC	Hewlett Packard	1090	3338A04486	226
HPLC	Hewlett Packard	1090	3208A03841	226
HPLC	Hewlett Packard	1050	3114A02024	226
Radiochromatography detector	Packard	A140A	93484	226
Uvlkon Spectrophotometer	Kontron Instruments	860	V100240	226
Fluorescence conc analyzer	IDEXX	FC A	1141	226
Plate reader	Molecular Devices	SpectraMax	M01130	226
Plate reader	Molecular Devices	Thermomax	UVT05241	226
Water system	Barnstead	N anopure	40678055	226
PUMPS (HPLC)P1	WATERS	510	510-135241	226
PUMPS (HPLC)P3	WATERS	510	510-142756	226
PUMPS (HPLC)P4	WATERS	510	05198RP	226
PUMPS (HPLC)P7	WATERS	510	510-132981	226
PUMPS (HPLC)P8	WATERS	510	510-136050	226
PUMPS (HPLC)P9	WATERS	510	510-136645	226
PUMPS (HPLC)P10	WATERS	510	510-134206	226
DETECTORS (HPLC)D3	WATERS	486	486-PRD275	226

2

DETECTORS (HPLC)D6	WATERS	486	486-PRA284R		226
DETECTORS (HPLC)D7	WATERS	470	470-000872		226
DETECTORS (HPLC)D9	HP	1049A	3016G00547		226
INTEGRATORS (HPLC)11	WATERS	745	75D/101049		226
INTEGRATORS (HPLC)13	WATERS	745	75E-200700		226
GRADIENT CONTROLLERS (HPLC)G1	WATERS	680	680-005996		226
GRADIENT CONTROLLERS (HPLC)G2	WATERS	680	9058		226
SIM BOXES (HPLC)S1	WATERS	SIM	SIM-009028		226
SIM BOXES (HPLC)S3	WATERS	SIM	SIM-007261		226
SIM BOXES (HPLC)S4	WATERS	SIM	SIM-008340		226
HPLC BUNDLES H1	HP	1090	3332A04235		226
COMPUTERS (HPLC)C1	NEC	APCIV	8408073UV		226
COMPUTERS (HPLC)No Label	AST	386SX/20	USM1072998		226
COMPUTERS (HPLC)C8	HP	VECTRA486-66U	3316S00867		226
COMPUTERS C4	AST	PP3/25S	USJ1003846		226
COMPUTERS No Label*	Apple	Mac Quadra650	FC34000S1CE		226
COMPUTERS No Label*	AST	386SX/16	TWP7069090		226
COMPUTERS No Label	AST	386SX/20	USM1067133		226
PRINTERS (DOT MATRIX) AND PLOTTER R1	NEC	PINWRITER P6	580081966		226
PRINTERS (DOT MATRIX) AND PLOTTER R2	NEC	PINWRITER P6	580302776		226
PRINTERS (LASERJET) L1	HP	LASERJET IIP	33471A		226
PRINTERS (LASERJET) L2	HP	LASERJET4	JPBF082242		226
CENTRIFUGES F1	BECKMAN	TJ-8	8C023		226
CENTRIFUGES F2	FISHER	MARATHON 13K/M	10400045		226
AUTOSAMPLERS (HPLC) W1	WATERS	700	71S-000233		226
AUTOSAMPLERS (HPLC) W4	WATERS	717	717-000948		226
AUTOSAMPLERS (HPLC) W5	WATERS	712	712-002350		226
EVAPORATORS E1	ORGANOMATION	N-EVAP112	7427		226
EVAPORATORS E2	ORGANOMATION	MULTIVAP 113	11119		226
EVAPORATORS E3	SAVANT	SPEEDVAC SC110A	4A030393-1F		226
BALANCES B1	OHAUS	E400	1738		226
BALANCES B2	OHAUS	AP250D	M47123		226
PH METERS PH1	CORNING	220	4779		226
FREEZERS 49	KENMORE	1068263911	E85111737		226
FREEZERS 50	KENMORE	2538389211	0883116259		226
FREEZERS 51	KENMORE	363.8384011	DO 01 79188		226
FREEZERS 52	KENMORE	106.8263911	E84628075		226
FREEZERS 53	WHIRLPOOL	EV190FXSN00	E74531968		226
Microscope	Zeiss	9901	NA	215291	233
Microscope	Olympus	BH-2	819933	NA	233
Incubator	Forma-Scientific	3326	31108-2543	870006	233
Lab; CAMM Workstation	Vax	Vax 4000	KA151J0121		234
Lab; CAMM Workstation	IBM	25T Turandol	2625858		234
Lab; CAMM Workstation	IBM	590 AIDA	2640998		234
Lab; CAMM Workstation	IBM	590 BOHEME	2640999		234
Lab; CAMM Workstation	IBM	590 FIGARO	2632854		234
Lab; CAMM Workstation	IBM	590 TOSCA	2632855		234
Tektronik Printer	Tektronix	Phaser II	JPZ3490		234
Hard Drive	Western Scientific	MTB-02631	9420-8242		234
Hard Drive	Western Scientific	WRZJ8	3110DDA		234
Tape Bakup	IBM	7208 011	M572082640282		234
CD Rom	Toshiba	TXM3301 E1	2860200088		234
Lab; CAMM Workstation	SGI	320 VA GENNY	S17753		234
Hard Drive	Western Scientific	EXA8505X2	6225895		234
Hard Drive	Western Scientific	W7205	222ORDA		234
Tape Backup/Hard Drive	Western Scientific		9565-2569		234
Hard Drive	Western Scientific		9521-3791		234
Hard Drive	Western Scientific	SHB-050311	9513-3318		234
Hard Drive	Western Scientific	SHB-050311	9545-7881		234
Hard Drive	Western Scientific	W7204	328112DA		234
Tape Backup	IBM	7208-001	MS72082625000		234
Microfuge	Eppendorf	5415C	5415B52627		238
Microfuge	Eppendorf	5415C	5415B45693		238
Ultracentrifuge	Beckman	L7-65	65M927		238
Biofreezer	Forma Scientific	8419	84623		238
freezer, -70	Revco	Ultralow	215288		238
freezer, -70	Harris		870040		238
freezer, -70	VWR/Revco	A8520414	301297UF		238
Scintillation counter	Beckman	LS60001C			238
Mutyala, R.; office	SGI	Indigo Rindi	35251273		302
NMR	Varian	VXR200	VXR200-1296		314
Rotary Evaporator	Buchi	R-124	10009758		321
Rotary Evaporator	Buchi	R-124	10004547		321
Rotary Evaporator	Buchi	RE 111	1167035		321
HPLC	Hewlett Packard	1050	3114A02181		321
HPLC	Hewlett Packard	1050	3114A02636		321
HPLC	Waters	501	SDS-205076	870069	321
Vacuum Pump	Welch	1402	124104		321
Vacuum Pump	General Electric		5KCR47UG26BT		321

3

Balance	Mettler	AG 104	SNR1113311636		321
Balance	Mettler	PM 4000	SNR1113461320		321
Refrigerator	Lab-Line	3551	390-024		321
Vacuum Oven	Napco	5831	9312-013		321
Vacuum Oven	Lab-Line	3610	0188-022		321
Toploader balance	Mettler	PB1502	N95458		324
Analytical balance	Mettler	AE200	P25748		324
HPLC	Hitachi	L-4000	0580-060		324
Large quantity balance	Mettler	PJ15	H36593		324
Analytical balance	Mettler	AE240	M63846		324
Toploader balance	OHaus	GT4800	3172		324
Rotovap with vacuum controller	Buchi	R-124	10000732		324
Rotovap	Buchi	R-124	10010049		324
Rotovap	Buchi	R-121	1077506		324
Vacuum pump	Welch	1402	134094		324
Vacuum pump	Edwards	E2M8	22507		324
Vacuum pump	Welch	1402	128717		324
Vacuum pump	Welch	1402	131788		324
Explosion proof refrigerator	VWR	Frigid-Cab	694-003		324
Fraction collector	Gilson	FC-100K	149H3		324
Fraction collector	Gilson	FC-100K	149C2		324
vacuum pump #2	Welch	1402	134097		327
Analytical Balance	Mettler	AE260S	P02301		327
Refrigerator	VWR/LAB-Line Inst., Inc	ET14MNXSWOO	S73325527		327
Rotovap Bath	Buchi/Brinkmann	B-461	1347694		327
Rotovap Motor	Buchi/Brinkmann	KRvrTD	192122014		327
Rotovap Stand/Display	Buchi/Brinkmann	RE-121	1077621		327
Rotovap Bath	Buchi/Brinkmann	B-481	10009760		327
Rotovap Motor/Stand/Display	Buchi/Brinkmann	R-124	10010048		327
HPLC Integrator	Hitachi	D-2500	0566-137		327
HPLC Autosampler	Hitachi	As-2000	0559-016		327
HPLC Mixer	Hitachi	885-5241	0537-015		327
HPLC UV-Detector	Hitachi	L-4000H	0584-009		327
HPLC Pump	Hitachi	L-6200A	0544-053		327
HPLC Column Oven	Hitachi	L-5025	9348708		327
ROTAVAP	Buchi	RE121	1076817		327
ROTAVAP	Buchi	RE121	1028641		327
High Vac Pump	Welch	1402	131502		327
High Vac Pump	Welch	1402	129090		327
Top Loading Balance	Ohaus	GT4800	5187		327
Rotovap	Buchi	RE121	1077628		330
Rotovap	Buchi	R124	10010051		330
Rotovap	Buchi	RE121	1072109	870044	330
Rotovap	Buchi	R110	875583		330
Rotovap	Buchi	R111	1023651	870043	330
Explosion proof refrigerator	VWR	Refrigerator	V30C-146330-WC		330
Analytical balance	Mettler	AJ100	M21178		330
Fraction collector	Hitachi	L5200	0408-001		330
HPLC	Hitachi	L4000H	0896-017		330
Pressure reactor	Parr	4521	7076	870045-46	330
Rotary Evaporator	Buchi	RE 111	1165792		335
Rotary Evaporator	Buchi	R152	776300		335
Rotary Evaporator	Buchi	R152	776318		335
Refrigerated Circulation Pump	Lauda	UKT3000	P04005		335
Refrigerated Circulation Pump	Lauda	UKT3000	P04002		335
Refrigerator	Revco	EPF516ABA	115376RB		335
Refrigerator	Revco	R406GABA	R068-115378-RB		335
Refrigerator	Revco	190	R20-C-138070-RC		335
Vacuum Oven	Lab-Line	3620	0190-0116		335
Vacuum Oven	Lab-Line	3628	0583-0027		335
Vacuum Oven	Napco	5831	9402-052		335
Vacuum Oven	Sheldon	1410	401194		335
Pump	WELCH	1402	131-509		348
Pump	WELCH	1402	13273		348
Pump	WELCH	1402	134146		348
Rotavap	BUCHI	R-124	10010047(F-Nr)		348
Rotavap	BUCHI	RE-111	1032515(F-Nr)		348
Balance	METTLER	AE-200 s	38690-163-04(FNR)		348
vacuum pump	Welch	1402	128967		351
rotovap	Buchi	RE121	1076159		351
rotovap	Buchi	RE111	1029227		351
HPLC autosampler	Hitachi	AS-200	0557-009		351
HPLC detector	Hitachi	L-4000	0474-019		351
HPLC pump	Hitachi	L-6200A	0427-058		351
analytical balance	Mettler	AJ100	M73577		351
Rotavapor	Brinkmann	RE121	1076836		354
Rotavapor	Brinkmann	RE 121	1076904		354
Rotavapor	Hitachi	LC	0549-086		354
UV detector	Hitachi	L—4000	0580-056		354
Intelligent pump	Hitachi	L—6200A	0536-051		354
Chromato-Integrator	Hitachi	D—2500	354-0560-072		354
refrigerator	Baxter	EI—164—A8A	y20b-128984-yb		354

4

Analytical balance	Mettler	AE 260	38700-102-04		354
vacum pump	Welch	1402	4101007-405		354
vacum pump	Welch	1400	188344		354
vacum pump	Welch	1402	131543		354
vacum pump	Welch	1402			354
vacum pump	Ranklin Electric	1399	26721		354
Rotary Evaporator	Buchi	RE-121	1074606		357
Rotary Evaporator	Buchi	RE-111	1031986		357
Roatary Evaporator	Buchi	RE-111	1026182		357
Vac. Pump	Welch	1402	134103		357
Vac. Pump	A-Vac (Welch, rebuilt)	1402	50183		357
Vac. Pump	Welch	1402	131847		357
Vac. Pump	Welch	1402	132683		357
Balance	Mettler	AE-100S	M54189		357
Balance	Mettler	AE260	M06515		357
Balance	Mettler	BB2400	M82299		357
Oven	Shel-Lab	1320E	98411320		357
Oven	Labline Instruments	RN8620-10	0289-1603		357
Vac. Oven	Napco	5831	6-90-M43319-13R		357
Refrigerator	VWR	421XABA	X13D-186363-XD		357
HPLC organizer	Hitachi	885-5931	0338-081		357
HPLC organizer	Hitachi	885-5931	0445-073		357
UV Detector	Hitachi	L4000	0474-011		357
UV Detector	Hitachi	L4000	0662-032		357
HPLC Pump	Hitachi	L6200	0426-024		357
HPLC Pump	Hitachi	L6200	0308-018		357
Integrator	Hitachi	D2500	0435-002		357
Integrator	Hitachi	D2500	6305-016		357
Autosampler	Hitachi	AS2000	0559-018		357
Fraction Collector	Hitachi	L5200	520394		357
Mixer	Hitachi	885-5241	0431-008		357
aquisition	varian	966300.05	317411		364
sparstation	Sun	4	704c0123		364
printer/plotter	hewett Packard	laserjet 6p	usbb225539		364
4-8 Gbyte Tape Drive	Sun	DDS—2 DAT	706G1261		364
NMR	Varian	Gemini-200/SPARC station 4			364
Analytical Plus balance	Ohaus	AP2500	1113211836		176/WIEsner
Computer	Macintosh	Centris 610		93000253	125/Rosangren
Universal Amplifier	GOULD	20-4615-58	1047		176/Miller
Polytron Homogenizer	Brinckmann	PT 10/35	471 and 494		188/Rosangren
Centrifuge	Dupont/Sorvall	RC5B	9200323		226/van Poelje
Spectrophotometer	Uvlkon	860	241550	870021	226A
HPLC	Hewlett Packard	1090	3338A04299		229A
Scintillation counter	Beckman	LS3801			229A
Gyratory water bath	New Brunswick	G76	M1221-0000		229A
Incubator shaker	New Brunswick	G24	2980830892		229A
Incubator shaker	Labline Instruments	3525	0597-0011		229A
Incubator shaker	New Brunswick	Series 25	290730609		229A
Quadra 96	Tomtec	Model 320	196320		229A
Dilutor	Tecan	RSP8051	1441		229A
HPLC/autodilutor	Gilson	232Bio			229A
Incubator	Forma-Scientific	3326	35311-6286	NA	229A
Incubator	Forma-Scientific	3326	31108-2522	870008	229A
Incubator	Forma-Scientific	3326	31108-2527	870009	229A
Sterile Hood	Beltco	N4-408 II-A	T6-11	215215	229A
Sterile Hood	Baker	SC-600	50695	NA	229A
Sterile Hood	Baker	SC-600	50696	NA	229A
Sterile Hood	Nu-Aire	N4425-601	25224XT	NA	229A
Microscope	Nikon	TM5-0.2	213263	NA	229A
Centrifuge	Sorval	T6000B	8200450	NA	229A
Microscope	Zeiss	9901	NA	215302	229A
Microscope	Nikon	Diaphot 200	813093	NA	229A
Centrifuge	Beckman	5415C	33636	NA	229A
Microscope	Olympus	CK2	709031	870015	229A
Scintillation Counter	Beckman	LS3801	7015091	NA	229A
Centrifuge	Sorval	GLC-4	8302255	870010	229A
Microscope	Olympus	S2HILLD	IF2207K	NA	229A
Microscope	Olympus	IMT-2	703010	870014	229A
HPLC	Hewlett Packard	1090	3304A04087		229A/van Poelje
Microfuge	Eppendorf	5415C	5415B47769		238/van Poelje
IR Spectrophotometer	Perkin Elmer	1310	134741	155	314/Kopcho
Melting point apparatus	Thomas	Unimelt	94-T-222		321/DaRe
Rotary Evaporator	Buchi	RE 121	1147505 A 11		321/Kopcho
HPLC with degasser	HP	HP1050	3144A01726		324/DaRe
vacuum pump #1	Welch	1402N-01	133342		327 Matelich
Melting point apparatus	Thomas	Unimelt	86-T-051		330/DaRe
Drying oven	VWR	1685	701594		331/DaRe
Lyophilizer	Virtis	24	1411	none	334/Bookser
Ozonizer	OREC	V10-0-	V10-0-536	none	335/Bookser
Rotary Evaporator	Buchi	RE111	1163869		335/Kopcho
HPLC	HITACHI	L-4000	0474-012		348/Rao
vacuum pump	Welch	1402	134090		351/Allan

5

Rotavapor	Buchi	RE-121	1077584		351(Dang)
Vacuum pump	Welch	1402N	133116		351(Dang)
Rotavapor	Buchi	RE-111	1031456		351(Liu)
Vacuum pump	Welch	1402N	136114		351(Liu)
Rotavapor	Brinkmann	RE 121	1076262		354/Schulz
Rotary Evaporator	Buchi	RE-121	1076846		357/Gomez
XR_200 magnet assembly	varian	958220-00	1256		364/Schulz
Microfuge	Eppendorf	5415C	5415B44070		cold room
Microfuge	Eppendorf	5415C	5415B45713		cold room
Plethysmometer (large paw)	Ugo Basile (Stoelting)	7150	31293		Loan to CNS—Rm 176/Rosangren
Virtishear Emulsifier	Virtis Co. (VWR)	225326	2034	870029	Loan to CV—Rm 141/Rosangren
Description	Manufacturer	Model #	Serial #	Gensia ID #	Location
Halothane vaporizer	Ohio Medical Products	Halothane	BAKH00982		Rm 187/Rosangren
Top loading balance	OHAUS	GT-4100D	1635		Rm. 134/Miller
Centrifuge	Sorval	RC-38	8703493	870031-L	Storage
Cauterizer	EMS	13-2007	166804	NA	Storage
Cauterizer	Liebel-Flaushelm	BS	KO-3153	NA	Storage
Cauterizer	Liebel-Flaushelm	AS	215A51X-1471	NA	Storage
Sonomicrometer	Triton Technology	120-1000-10B	S8947	NA	Storage
Sonomicrometer	Triton Technology	120-1000-04	S8933	NA	Storage
Sonomicrometer	Triton Technology	120-1000	S9207	NA	Storage
8 Channel Recorder	Gould	28005-8	02949	NA	Storage
8 Channel Recorder	Gould	28005-9	02952	NA	Storage
8 Channel Recorder	Gould	3400-8	0392	NA	Storage
2 Channel Recorder	Gould	2200-2	02482	NA	Storage
8 Channel Recorder	Gould	3800-8	00105	NA	Storage
Incubator	Forma-Scientific	3326	31108-2551	870007	Storage
Incubator	Forma-Scientific	3326	35311-6294	NA	Storage
Sterile Hood	Nu-Aire	N4425-400	17927T2	NA	Storage
Sterile Hood	Nu-Aire	N4425-600	25866XW	NA	Storage
Sterile Hood	Nu-Aire	N4425-600	25867-XW	NA	Storage
Centrifuge	Beckman	J6B	63189	215222	Storage
4 Channel Chart Recorder	GOULD	3400 (Current Model)	392		storage
2 Channel Chart Recorder	GOULD	3200 (Current Model)	2482		storage
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222	A-30032		storage
Syringe Infusion Pump 22	HARVARD APPARATUS	55-2222	A-31027		storage
Eppendorf Microcentrifuge	EPPENDORF	5415C (Current Model)	541411277		storage
Anaerobic Workstation	FORMA SCIENTIFIC	1025			storage
Horizontal Laminar Flow Hood	FORMA SCIENTIFIC	1852			storage
Malls Bipolar Coagulator, CMC-1	CODMAN	80-1114 (Obsolete)	BP88-3920		storage
Nikon Stereoscopic Zoom Microscope (Full set-up)	NIKON	SMZ-10			storage
Student Rectolinear Recorder	HARVARD APPARATUS	50-8184	24		storage
Large Animal Respirator	OHMEDA	NA			storage
PUMPS (HPLC)P2	WATERS	501	SDS-202227		storage
PUMPS (HPLC)P5	WATERS	510	510-135231		storage
PUMPS (HPLC)P6	WATERS	510	510-136456		storage
PUMPS (HPLC)P11	WATERS	510	510-131655		storage
DETECTORS (HPLC)D1	WATERS	484	05067RP		storage
DETECTORS (HPLC)D2	WATERS	484	484-001435		storage
DETECTORS (HPLC)D4	WATERS	990	990-187314		storage
DETECTORS (HPLC)D5	WATERS	441	441-004112		storage
DETECTORS (HPLC)D8	WATERS	411	05199RP		storage
DETECTORS (HPLC)D10	METROHM	641/656	641-002/00100		storage
INTEGRATORS (HPLC)12	WATERS	746	011/76S-101199		storage
INTEGRATORS (HPLC)14	SPECTRA-PHYSICS	CHROMJET	039/00647		storage
SIM BOXES (HPLC)S2	WATERS	SIM	SIM-008728		storage
PRINTERS (DOT MATRIX) AND PLOTTER R3	NEC	PINWRITER P6	580244503		storage
PRINTERS (DOT MATRIX) AND PLOTTER R4	WATERS	PLOTTER	990001769		storage
AUTOSAMPLERS (HPLC) W2	WATERS	712	05168RP		storage
AUTOSAMPLERS (HPLC) W3	WATERS	712	712-004309		storage
AUTOSAMPLERS (HPLC) W6	WATERS	712	712-004186		storage
large freezer-explosion proof	VWR		68393H02B		Storage
Blue M Magni Whirl constant temperature bath	Scintic Equip Exchng	MSB1122A-1	M4-437		Storage
Reichert-Jung 820 II microtome	Reichert-Jung				Storage
Reichert HistoSTAT cryostat microtome	Reichert-Jung	855	1808-3331		Storage

6

Metabasis Therapeutics, Inc.
Analytical Equip. Inventory List

Gensia ID#	Model	Description	Serial #	Manufacturer	Status	Next Cal.	Cal facility
RDS0001	RD 3751	Portable 10-Color Recor	N/A	OMEGA	186	Nov-96
RDS0002	1925	INCUBATOR	1100992	VWR Scientific	186	Nov-96
RDS0003	1925	INCUBATOR	100393	VWR Scientific	186	Nov-96
RDS0004	1915	INCUBATOR	501392	VWR Scientific	186	Nov-96
RDS0005	U2030GABA	Refrigerator	s28c-140-136-TC	VWR Scientific	186	Nov-96
RDS0011	0-150 PSI	Gauge	N/A	US GAUGE	358	NCR
RDS0012	0-4000 PSI	Gauge	N/A	US GAUGE	358	NCR
RDS0013	9010	Humidity Chamber	300193	VWR Scientific	186	Nov-96
RDS0023	OV-8A	Gravity Oven	8A-470	Blue M	249	NCR
RDS0024	s35925	Mixer Plate	359930361771	VWR	249	NCR
RDS0025	SP46925	Mixer/Heat Plate	46900721	Thermolyne Corp.	249	NCR
RDS0026	220	pH Meter	8239	Corning	246	At Use
RDS0034	0-200 PSI	Gauge	N/A	US GAUGE	249	NCR
RDS0035	0-4000 PSI	Gauge	N/A	US GAUGE	249	NCR
RDS0050	P20	PIPETMAN	L154954	GILSON	358	Sep-96
RDS0051	P1000	PIPETMAN	D21295E	GILSON	358	Sep-96
RDS0053	4710	1000uL PIPETMAN	41970	EPPENDORF	246	Sep-96
RDS0054	4710	100uL PIPETMAN	19647	EPPENDORF	246	Sep-96
RDS0064	1MM	Thermometer	N/A	NESLAB INST.	249	Feb-97
RDS0067	L14-002	Thermometer	N/A	Universal Enterprise	249	Feb-97
RDS0072	s35925	STIRRER	359930361774	Barnstead/Thermoly	358	NCR
RDS0073	s35925	STIRRER	359921131996	Barnstead/Thermoly	358	NCR
RDS0083	N/A	Magnetic Stirrer	4808	BELLCO	249	NCR
RDS0086	P200	PIPETMAN	D1340811	GILSON	249	Mar-97
RDS0091	DU640	Spectrophotometer	431-5613	BECKMAN	249	Oct-96
RDS0094	N/A	Refrigerator	N/A	KENMORE	249	NCR
RDS0097	MILLI-Q-PLUS	WATER SYSTEM	N/A	MILLIPORE	358	Jan-97
RDS0099	P10	PIPETTE	L18083B	GILSON	249	Mar-97
RDS0102	2052	EC METER	9409095	VWR	358	NCR
RDS0112	517	Conductivity Flow Cell	N/A	VWR	358	Replaced
RDS0114	5270L	THERMOMETER	N/A	FISHER	246	Nov-96
RDS0117	LX-101	LUX METER	L216389	LUTRON	249	Feb-97
RDS0118	CE0932W-4	INCUBATOR	23265-02	LUNAIR	186	Nov-96
RDS0119	CE0932W-4	INCUBATOR	23265-03	LUNAIR	186	Nov-96
RDS0121	DL-18	TITRATOR	3113250754	METTLER	358	At Use
RDS0123	G-560	VORTEX-2 GENIE	2225491	VWR	358	NCR
RDS0126	500-2500uL	PIPETTE	370770	EPPENDORF	358	Sep-96
RDS0127	100-1000uL	PIPETTE	346377	EPPENDORF	358	Sep-96
RDS0132	P-200	PIPETTE	M1545111	GILSON	358	Sep-96
RDS0133	P-1000	PIPETTE	L22958B	GILSON	249	Sep-96
RDS0135	CT485B	Temp. Chart Recorder	41200402	OMEGA	358	Sep-96
RDS0140	8T22T4L0	5°C/100 ft. Candle Chamber	L19406	Sure Temp	358	Sep-96
RDS0141	R429GABA	Refrigerator	X20D-187144-XD	VWR	186	Sep-96
RDS0150	GT-06	Automatic Titrator	73M21373	Mitsubishi	358	At Use
RDS0151	5890A	Gas Chromatograph	2750A14778	HEWLETT PACKARD	358	At Use
RDS0152	RM6-S	Compact Low Temp Circulator	S07002	Lauda by Brinkman	358	Jan-97
RDS0153	Autopol III	Automatic Polarimeter	6403	Rodolph Research Corp.	358	At Use
RDS0156	PC-320	Hot Plate/Stirrer	N/A	Corning	246	NCR
RDS0158	273-773	OVEN	0491-0001	EQUATHERM	246	NCR
RDS0164	1210	SONICATOR	RKA 9411 052C	BRANSON	358	NCR
RDS0165	143OD	Vacuum Oven	1430028	VWR	249	Nov-96
RDS0176	AE240	Analytical Balance	F81203	METTLER	358	Sep-96
RDS0177	PM2500	Top Loading Balance	1113060394	METTLER	358	Sep-96
RDS0178	PC-353	Stirrer	215269	Corning	358	NCR
RDS0179	2001	pH Meter	11478	Sentron	358	At Use
RDS0180	1090	HPLC	3338A04301	HEWLETT PACKARD	358	Oct-96
RDS0181	1090	HPLC	3338A4300	HEWLETT PACKARD	358	Oct-96
RDS0184	AE163	Analytical Balance	F57165	METTLER	358	Sep-96
RDS0185	CA-06	Karl Fisher-Titrator	70E 31573	Mitsubishi Kasel	358	At Use
RDS0186	VA-06	Water Vaporizer	71M30933	Mitsubishi Kasel	358	At Use

RDS0187	CA-06	Karl Fisher-Stirrer	70T 31573	Mitsubishi Kasel	358	NCR
RDS0188	PC-320	Hot Plate/Stirrer	3039836	Corning	358	NCR
RDS0189	S18525	Stirrer	30717495	Thermolyne	358	NCR
RDS0191	1000uL	Pipetter	492712	Nichiryo	358	Sep-96
RDS0193	200uL	Pipetter	T21560L	GILSON	246	Sep-96
RDS0194	1000uL	Pipetter	C27365L	GILSON	358	Sep-96
RDS0195	20uL	Pipetter	113517235	GILSON	358	Mar-97
RDS0196	100uL	Pipetter	B152818	GILSON	358	Sep-96
RDS0198	231	Touch Mixer	391	FISHER	358	NCR
RDS0199		Calibration Weights	42520	Troemer	358	Apr-97
RDS0200	841000.1	Calibration Weights	94-055589	Denver Instruments	358	Mar-97
RDS0201	73	Multimeter	54181696	FLUKE	358	Sep-96
RDS0202	51	Thermometer	5565329	FLUKE	358	Sep-96
RDS0210	RD3752	20 Channel Chart Recorder	HVVH0449	OMEGA	186	Sep-96
RDS0224		Troemer Class-1 Weights	75942	Toremer	246	Nov-96
RDS0226	[text illegible]	OSMOMETER	4538711	Advanced Instrument	249	At Use
RDS0227	PC-320	Hot Plate Stirrer	N/A	Corning	249	NCR
RDS0228	N/A	Class-1 Weights 10mgx 100g	140663	Troemer	249	Nov-96
RDS0229	5000uL	Pipetter	494056	Oxford	358	Mar-97
RDS0237	61028-080	Thermometer	N/A	VWR	246	Feb-97
RDS0238	61028-080	Thermometer	N/A	VWR	246	Jan-97
RDS0239	61028-080	Thermometer	N/A	VWR	246	Jan-97
RDS0240	61028-080	Thermometer	N/A	VWR	246	Jan-97
RDS0241	61028-080	Thermometer	N/A	VWR	246	Jan-97
RDS0242	61054-540	Freezer Thermometer	20367	HB	249	Dec-96
RDS0243	61054-540	Freezer Thermometer	20390	HB	246	Dec-96
RDS0244	61054-542	Refrigerator Thermometer	19456	HB	249	Dec-96
RDS0246	517	Conductivity Flow Cell		VWR	358	Jan-97
RDS0250	FINNDISPENSE	Positive Displacement Pipet	K66950	FINN	358	Aug-96
RDS0251	FINNDISPENSE	Positive Displacement Pipet	K72632	FINN	249	Mar-97
RDS0252	4700	Conductivity Meter	19967	Fischer	249	Mar-97
RDS0253	1245	Water Bath	700395	VWR	249	Sep-96
RDS0254	FTS-175	Fourier Transform IR	1851570	BIO RAD	358	Mar-97
RDS0267		computer—for RDS0091
RDS0269		computer—for RDS0180
RDS0271		computer—for RDS0254
RDS0272		computer—for RDS0151
RDS0278	410	Differential Refractometer		Millipore	246

Metabasis Therapeutics, Inc.
Analytical Equip. Inventory List

Gensia ID#	Model	Description	Serial #	Manufacturer	Location
RDS0007	0-200 PSI	Gauge	N/A	US GAUGE
RDS0008	0-4000 PSI	Gauge	N/A	US GAUGE
RDS0019	B-5200R-3	Ultrasonic Bath	N/A	Bransonic
RDS0029	GT2100	Balance	4748	OHAUS
RDS0030	GA200D	Balance	2104	OHAUS
RDS0047	N/A	Pump Controller Module	N/A	WATERS
RDS0071	s35925	STIRRER	359930361792	Barnstead/Thermoly
RDS0077	N/A	HAND PRESS	N/A	METTLER
RDS0079	VK200	Tablet Hardness Tester	8-239-0793	VANKEL
RDS0080	10809	Friabliator Counter Mod.	4-1013-0793	VANKEL
RDS0081	20KG	WEIGHT	K608	N/A
RDS0082	5KG	WEIGHT	K405	N/A
RDS0100	P20	PIPETTE	L15192B	GILSON
RDS0101	P200	PIPETTE	K10427N	GILSON
RDS0104	0-150 MM	VERNIER CALIPER	3291077	MITUTOYO
RDS0111	AT261	BALANCE	P33700	METTLER
RDS0122	RAININ RABBIT	Peristaltic Pump	N/A	VANKEL
RDS0125	236/00001	Surface Area Analyzer	754	MICROMERITICS
RDS0128	854254	Balance Weights, Class #1	94-J062283	Denver Inst. Co.
RDS0157	AE163	Analytical Balance	38500	METTLER
RDS0162	25µL	PIPETTER	M23148C	GILSON
RDS0175	PC-320	Stirrer/Hot Plate	N/A	Corning
RDS0205	7049-00	Aspirator Pump	162031	Cole Parmer
RDS0207	3000A	Liquid Syringe Sampler	95040028	HIAC/ROYCO
RDS0208	9064	Partical Counter	93040046	HIAC/ROYCO
RDS0209	HR-LD150	Laser	95030098	HIAC/ROYCO
RDS0215	1000µL	Pipetter	J22946B	GILSON
RDS0216	150°C	ERTCO Thermometer	U8123	ERTCO
RDS0218	62344-600	TIMER	218	VWR
RDS0220	0-60	Flow Prep 060	594	Micromeritics
RDS0221	N/A	Tyndal Light	N/A	N/A
RDS0223	93-400-00	RTD Handheld Thermometer	E95000578	Cole-Parmer
RDS0230	110°C	Thermometer	7016P	Fisher
RDS0236	DNA	TIMER	N/A	VWR
RDS0245	61054-542	Refrigerator Thermometer	19177	HB
RDS0249	XX67-00P-10	10 LITER MIX TANK	59068-018	MILLIPORE
RDS0264		computer—for RDS0207

METABASIS THERAPEUTICS, INC.
Research Labs
Stored Additional Equip. In Garage

Dept.	Description	Manufacturer	Model No.	Serial No.
Biochemistry & Pharmacology
Microfuges
Rotovap
Speed Vac
Coulter Counters
Jung Frigocut Tissue Slicer
Vacuum Oven
High-Vacuum Drying Ovens (3)
Water Bath
Microdialysis Equipment
Microcentrifuge/Vortex
CV & CNS
Large Surgery Tables (2)
Large Animal ventilators (3)
Mayo Stands (2)
Digital Thermometers (3)
Large Heat Pads (3)
Electric Current Supplies (3)
Harvard Apparatus Syringe Pumps (4)
Large Electrosurgical Units (2)
Assorted Syringe Filters
Filter Study Equip.
Slide Warmer
Large Water Bath
Small Cryostat
Chartrecorder 4-channel
Chartrecorder 2-channel (2)
	Manostat Pump & Tissue Cutter			Box 1
	Harvard Infusion Pumps (2); Broken at Syringe Clip: Fiber Optic Light (base only)			Box 2
	Microdialysis Equipment			Box 3
	Oscillograph			Box 4
	Harvard Homeothermic Blanket Sytem			Box 5
	Stereotaxic Base; Vortex; Wet-field Coagulator (CODMAN); Drill (for skull)			Box 6
	Empty Slide Carrying Kit			Box 7
	Empty Slide Carrying Kit			Box 8
Empty Slide Carrying Kit; Internal Temperature Probe;
	Auto Pipettor; Spirometer/Respirator Hose; Breath Monitor Outlet			Box 9
	Heating Module (circulating water heat pad)			Box 10
	Len Miller's Slide Warmer			Box 11
	Large Animal Respirator			Box 12
	Water Bath (small); Heat Gun Drill			Box 13
	Microcentrifuge (old); Vortex			Box 14
	Rabbit Set-up			Box 15
	Microscope & Boom			Box 16
	Chartrecorder Paper 2-channel: 19 rolls 4-channel: 6 rolls			Box 17

Metabasis Therapeutics, Inc.
Analytical R and D Lab
Stored Additional Equip.

No.	Gensia ID#	Model	Description	Serial #	Manufacturer	Location	Status	Next Cal.	Inactive reason
1.	RDS0020	EX-110	Temp. Bath	90JML41350-1	NESLAB		Inactive		storage
2.	RDS0048	1090 Series II	Liquid Chromatograph	3318A52147	HEWLETT PACKARD		Inactive	Mar-97	not needed/PM due
3.	RDS0049	501	HPLC PUMP	SDS-203940	WATERS		Inactive		storage
4.	RDS0055	348918	MINI ROLLER	140	WHEATON		Inactive		storage
5.	RDS0085	703	TI STAND	IP8/230	METROHM		Inactive		storage
6.	RDS0092	78001-12	IPC PUMP	ISM761A-0048	ISMATEC		Inactive		storage
8.	RDS0093	AT7	Dissolution Tester	92.1.064	SOTAX		Inactive		storage
9.	RDS0154	ATM-L3	Sonic Sifter	A-3031	ATM Corporation		Inactive		storage
10.	RDS0155	1310	Infrared Spectrophotmeter	134741	Perkin-Elmer		Inactive		missing
11.	RDS0159	Modulab	Water Purification	N/A	Continental		Inactive		storage
12.	RDS0174	N50	MIXER	00-242-181	HOBART		Active	NCR
13.	RDS0203	37252-0000	Micromill	J94097	Bel-Arts		Inactive		storage
14.	RDS0204		Roller Mill	CV-87432	US Stoneware		Inactive		storage
15.	RDS0225	N/A	Digi Sense Probe	N/A	Cole-Parmer		Active	Dec-97
16.	RDS0258	CFT-25	Refrigerated Recirculator	495362178	NESLAB		Inactive		storage

Equipment to GLL from Analytical R&D Lab

No.	Gensia ID#	Model	Description	Serial #	Manufacturer	Location
1.	RDS0014	HN-SII	Centrifuge	235521608	Internal. Equip.	363
2.	RDS0015	25	Reciprocal Shaking Bath	9401-204	Percision Scientific	358
3.	RDS0017	G-560	Vortexer 2	2-149915	Scientific Industry	358
4.	RDS0022	OV-8A	Gravity Oven	8A-461	Blue M	358
5.	RDS0027	220	pH Meter	N/A	Corning	358
6.	RDS0028	F	Timer Stopwatch	650617	N/A	358
7.	RDS0033	5051 DI	Dispenser	3110497	Walson Marlow	358
8.	RDS0036	0-150 PSI	Gauge	N/A	US GAUGE	358
9.	RDS0037	0-4000 PSI	Gauge	N/A	US GAUGE	358
10.	RDS0045	717	AUTOSAMPLER	717-001884	WATERS	363
11.	RDS0046	486	Tunable Absorbance Detect.	486-PRD730	WATERS	363
12.	RDS0048	1090 Series II	Liquid Chromatograph	3318A52147	HEWLETT PACKARD	358
13.	RDS0063	14-985-5c	Thermometer	5326P	FISHER	358
14.	RDS0069	PC-320	Stirrer/I lot Plate	N/A	Corning	358
15.	RDS0070	s35925	STIRRER	359930361794	Barnstead/Thermoly	358
16.	RDS0095	320	pH METER	C5633	Corning	358
17.	RDS0096	78935A	HPLC 1090	3208A03121	HEWLETT PACKARD	358
18.	RDS0103	0-150 MM	VERNIER CALIPER	2395568	MITUTOYO	358
19.	RDS0116	101046	QA STATION	24-205-1094	VANKEL	358
20.	RDS0120	VK 7000	Dissolution Bath	1-3481-1094	VANKEL	358
21.	RDS0124	505-633-50	DIAL CALIPER	4059588	MITUTOYO	358
22.	RDS0136	79880A	HPLC—1090	3423A04898	HEWLETT PACKARD	358
23.	RDS0160	[text illegible]	PIPETTER	M20594J	GILSON	358
24.	RDS0161	[text illegible]	PIPETTER	M28358M	GILSON	358
25.	RDS0163	Explosion Proof	Refrigerator	N/A	Lab Line	363
26.	RDS0170	N/A	TIMER	N/A	VWR	358
27.	RDS0171	14-985-5B	Thermometer	5317L	FISHER	358
28.	RDS0206	Color Quest II	Spectrophotometer	C6165	Hunter Lab	358
29.	RDS0212	PN31370	Laminar Flow Hood	9412083	Envirco	358
30.	RDS0214	1000?L	Pipetter	H8519003	GILSON	358
31.	RDS0217	3050A	50mL Acid Pipetter		Labindustries	358
32.	RDS0222	N/A	PM Light Box	N/A	GENSIA	363
33.	RDS0248	9708	ORION Oxygen electrode	N/A	ORION	358
34.	RDS0260		Inspection booth			363
35.	RDS0261		computer—Waters HPLC			363
36.	RDS0262		computer—for RDS0048			358
37.	RDS0265		computer—for RDS0206			358
38.	RDS0268		computer—for RDS0096			358
39.	RDS0270		computer—for RDS0136			358

*
Additional equipment was transferred to GLL that is not reflected on this list. However, the preceding equipment inventory lists have been modified and accurately reflect the equipment being transferred to Metabasis.

MEMORANDUM

TO:	Gene Tutwiler
FROM:	Craig Woodward
SUBJECT:	Revised Metabasis furniture inventory
DATE:	December 8th, 1997

        Listed below is the adjusted furniture inventory for the Metabasis space within the 9390 building. All leased inventory is marked with an asterisk.

DESKS:
with returns attached	45
no returns	48
TABLES:
folding	19
lunch	3
p/c	13
conference	4
meeting (42"dia)	4
BOOKCASES:
7ft high	2
6ft high	61
5ft high	2
4ft high	8
3ft high	1
2ft high	5
FILE CABINETS:
lateral 4dr	36
lateral 3dr	1
lateral 2dr	13
vertical 5dr	1
vertical 4dr	57
vertical 2dr	7
CHAIRS:
desk	125
side	61
lunch	48
conference	(*	)18
lab	79
OTHER:
reception station (first flr lobby)	1
Herman Miller workstations	4
2 door storage cabinets	17
credenza	5
hutches	19
coat racks	5
projector carts	2
Please call me at x-5500 if I can be of further assistance. Thank you.

c.c Dave Dreyer

Schedule 1.1b

A.
Inventory of GMP Drug Supplies

Drug	Drug Substance/Drug Product	Amount of Drug	Site
Acadesine	Drug Product—Vials for IV infusion	6546 vials (1 g)	GLL—Irvine, CA
GP531	Drug Substance	70 kg	Genzyme—Cambridge, MA
	Drug Product—Vials for IV infusion	665 vials (2 g)	GLL—Irvine, CA
GP3269	Drug Substance	50 g	Raylo, Edmonton, Canada
B.
All compounds (approximately 3,000) included in the compounds database (ISIS System).

Schedule 1.1c

INTELLECTUAL PROPERTY (PATENTS, PATENT APPLICATIONS, TRADEMARKS)

CLASS	FILE CODE	TITLE	FIRST INVENTOR	DOCKET #	LAW FIRM	APPL #	PATENT #	PATENT FAMILY	FILING DATE	ISSUED DATE	COUNTRY	CLAIMS	STATUS
AICAR		Method of Increasing Adenosine Excretion	Gruber	180/056	LL	845,627	EPO262125	Parent	3/27/86	3/27/96	US-Abnd Issd: EPO		US-abandoned
AICAR	A02	Ado & Stabilizing Mast Cells	Gruber	183/217	LL	O79,657	US 4,912,092 EPO 301 900	CIP of 180/056	7/29/87	3/27/90	Issd: US, EPO, Can: Gmt: none; Pend: EPOD1, AusD2, DK, JP		Lic. from UCSD US-Issued: EPO Issued, division filed in EPO; Japan was transferred to UCSD
AICAR	A03	Aica Riboside Prodrugs	Gruber	184/282	LL	07/301,222	US 5,082,829	Parent	1/24/89	1/21/92	US-Issued		US-Issued
AICAR		Aica Riboside Analogs	Bullough	191/231 09341US0	LL & DD	566,196		Parent	8/10/90		Abnd: US		US-abandoned
AICAR	A05	Aica Riboside Analogs	Bullough	194/168 09341US1 09341US2 29341	LL & DD	07/732,182 PCT/US91/05696	US#	CIP of 191/231 09341US2 is CIP of 09341US1 which is 194/168	7/17/91		Issd: Aus: Gmt: US: Pend: EPO, Aus, Can, Ire, Isr, Jpn, Mx, Nor		US-granted (US2)
AICAR		Meth of Prev Tiss Dam by Novel Antioxidants	Metzner	191/141	LL	566,197		Parent	8/10/90		Abnd: US		US-abandoned
AICAR		Meth of Prev Tiss Dam by Novel Antioxidants	Metzner	194/169 LL 09342US1 29342 DD	LL & DD	07/732,181		CIP of 191/141	7/17/91		Abnd: US, EPO, Aus, Can, Fin, Ire, Isr, Jpn, Mx, NZ, Nor		abandoned worldwide
AICAR	A08	Meth of Prev Tissue Damage by Aica Riboside Compounds	Gruber	195/031	LL	07/770,023		Parent	9/30/91		Abnd: US		US-abandoned
AICAR	A09	Meth of Prev Tissue Damage by Aica Riboside Compounds	Gruber	199/207 209/081	LL	07/949,101 08/296,266		CIP of 195/031 209/081 FWC of 199/207	9/21/92		Pend: US

1

AICAR		Alcar Prodrugs	Gruber	210/179	LL	08/355,845		Cont of 207/132 which is a FWC of 189/221	12/14/94		US-pend		US-pend
AFO	B01	Meth for Diagnosing CAD	Metzner	207/101	LL	08/482,435	US#	Parent	6/7/95	7/97?	Issd: US: filed PCT	Composition of matter	US-granted; pending worldwide
AKI		Adenosine Kinase Inhibitors	Browne	192/280	LL	647,117		Parent	1/23/91		Abnd: US		US-abandoned
AKI	C02	Adenosine Kinase Inhibitors	Browne	195/286 2A002	LL & DD	US 07/812,916 WO 92/12718 EPO 496617A1		CIP of 192/280	1/23/92		Issd: Isr, Aus, Nor; Pend: EPO, Can, Ire, Jpn, Mx; Abnd: US, Fin, NZ	3-way restriction on compounds at A = O, S, CH2; selected O. 5 way restriction on use claims: no divisionals filed for use claims	use claims were abandoned; divisional filed in US for composition of matter; pending worldwide
AKI		Adenosine Kinase Inhibitors	Browne	200/153	LL	US 08/014,190		CIP of 195/286	2/3/93		Abnd: US		Abandoned in US in favor of 205/288
AKI	C04	Methods for Treating AK Related Conditions	Firestein	205/288 210/138	LL	08/349,125 WO 94/17803	US 5,646,128	CIP of 200/153: 210/138 is FWC of 205/288	2/3/94	7/8/97	Issd: US; Pend: EPO, Mx		US-Issued; filed PCT
AKI		Adenosine Kinase Inhibitors	Browne	214/112 1A002USE	LL & DD	08/451,236		Divisional of 195/286	5/26/95		Pend: US	composition of matter	election of compounds 10/96, responded to 112 rejections
AKI	C06	AKIs Comprising Lyxofuranosyl Derivatives	Erion	199/279	LL	08/014,159		Parent	2/3/93		Abnd: US		US-abandoned in favor CIP
AKI	C07	AKIs Comprising Lyxofuranosyl Derivatives	Erion	205/302 2A002EPI	LL & DD	US 08/191,282 WO 94/18215	US 5,506,347	CIP of 205/275 which is FWC of 199/279	2/3/94	4/9/96	Issd: US, Aus: Pend: Jpn, EPO, Mx; Abnd: Isr	composition of matter, covers GP790: no divisionals	US-Issued

2

AKI	C08	Orally Active AKIs	Ugarkar	IA002US4	DD	08/473,491	US#	Parent	6/7/95		Issd: US	composition of matter; covers diaryl AKIs; GP3269, GP683, GP3382, GP3384	US-allowed 7/97, to Issue approx 1/98
AKI	C09	Orally Active AKIs	Ugarkar	1A002USD 2A002WOD	DD	US 08/660,506 WO 96/40706		CIP of 1A002US4	6/7/96		Pend: PCT		Pending worldwide; 12/97 entered nat'l phase
AKI	C10	Water Soluble AKIs	Ugarkar	1A002US5	DD	08/473,492	US#	Parent	6/7/95		Issd: US	composition of matter; covers GP3691	US-allowed 9/97, to Issue approx 3/98
AKI	C11	Water Soluble AKIs	Ugarkar	1A002USB 2A002WOB	DD	08/660,532 WO 96/40707		CIP of 1A002US5	6/7/96		Pend: PCT		Pending worldwide; 12/97 entered nat'l phase
AKI	C12	C4'-Modified AKIs	Boyer	1A002US6	DD	08/486,161	US 5,674,998	Parent	6/7/95	10/7/97	Issd: US	composition of matter; generically covers GP3966	US-allowed 4/97, Issued 10/97
AKI	C13	C4'-Modified AKIs	Boyer	1A002USC 2A002WOC	DD	08/660,505 WO 96/40705		CIP of 1A002US6	6/7/96		Issd: none; Pend: PCT	covers GP3966	Pending worldwide; 12/97 entered nat'l phase
AMPDA		Novel Inhibitors of AMPDA	Erion	200/036	LL	08/012,841		Parent	2/3/93		Abnd: US		Abandoned in favor of CIP
AMPDA	D02	Novel Inhibitors of AMPDA	Erion	205/300	LL	08/192,154 PCT/US94/01342	US#	CIP of 200/036	2/3/94		Issd: US: Pend: EPO, Jpn, Mx, Can: Abnd: Aus, Isr		US-allowed, to issue approx 3/98
AMPDA	D03	Novel Inhibitors of AMPDA	Erion	213/089	LL	08/477,391		CIP of 205/300	6/7/95		Abnd: US		US-abandoned 4/97
ADO RECP	E01	Methods of Treating Injury to the CNS	Gruber	193/054	LL	07/712,158	US 5,236,908	Parent	6/7/91	8/17/93	Issd: US; Abnd worldwide		US-Issued; abnd worldwide
ADO RECP		Methods of Treating Injury to the CNS	Gruber	201/048	LL	08/019,133		Cont of 193/054	2/18/93		Abnd: US		US-abandoned
ADO RECP	E03	Methods for Protecting Tissues & Organs from Ischemic Damage	Downey	201/111	LL	08/033,310	US 5,443,836	Parent	3/15/93	8/22/95	Issd: US Israel-aband		lic. from UAB: US-Issued

3

ADO RECP	E04	Methods for Protecting Tissues & Organs from Ischemic Damage	Downey	206/244 206/270	LL	08/214,942 PCT/US94/02854 EPO0689405	US 5,573,772	CIP of 201/111	3/17/94	11/12/96	Issd: US; filed PCT; Abnd in Isr		lic. from UAB: US-Issued
ADO RECP	E05	DNA Encoding Human Adenosine A3 Receptor	Firestein	202/063	LL	08/172,528		Parent	5/27/93		Abnd: US		US-abandoned
ADO RECP	E06	DNA Encoding Human Adenosine A3 Receptor	Firestein	205/018	LL	08/172,528		CIP of 202/063	12/23/93		Abnd: US		Abnd: US
FDPase	F01	Methods & Cmpds for AIcariboside Delivery & Lowering Blood Glucose	Gruber	188/081	LL	07/408,107		Parent	9/15/89		Abnd: US		US-abandoned
FDPase	F02	Methods & Cmpds for AIcariboside Delivery & Lowering Blood Glucose	Gruber	189/221	LL	466,979	EPO 0427799	CIP of 188/081	1/18/90	5/24/95	Issd: EPO; Abnd: US, Aus, Fin, Isr, Jpn, NZ, Nor, Tai, Rus; Pend: Can, EPO, Ire		US-abandoned; EPO issued
FDPase	F03	Methods & Cmpds for AIcariboside Delivery & Lowering Blood Glucose	Gruber	210/180	LL	08/355,836	US 5,658,889	Cont of 207/132 which is a FWC of 189/221	12/14/94	8/19/97	Issd: US	Method claims-glucose	US-Issued
FDPase	F04	Novel Purine Inhibs of FBPase	Dang	221/303	LL	60/040,623		Parent	3/10/97		Pend: US		US-pending
FDPase	F05	Novel Benzimidazole Inhibs of FBPase	Kasibhatia	221/304	LL	60/040,627		Parent	3/10/97		Pend: US		US-pending
FDPase	F06	Novel Indole Inhibs of FBPase	Kalva	221/305	LL	60/040,624		Parent	3/10/97		Pend: US		US-pending
Misc.	M01	Antiseizure Compounds	Gruber	185/295	LL	07/301,453	US 5,200,525	Parent	1/24/89	4/6/93	Issd: US		US-Issued
Misc.		Methods of Treating Neurodegenerative Conditions	Marangos	187/299	LL	07/407,913		Parent	9/15/89		Abnd: US		Abandoned in favor of CIP
Misc.	M03	Methods of Treating Neurodegenerative Conditions	Marangos	192/053	LL	07/582,630	US 5,187,162	CIP of 187/299	9/12/90	2/16/93	Issd: US; Abdn: worldwide except Taiwan		US-Issued; abandoned worldwide

4

Misc.		Methods for Lowering Blood Lipid Levels	Van Den Berghe	195/056	LL	07/748,944		Parent	8/23/91		Abnd: US	Abandoned in favor of CIP
Misc.	M05	Methods for Lowering Blood Lipid Levels	Van Den Berghe	199/084	LL	07/929,752 WO93/03734 PCT/US92/06828		CIP of 195/056	8/12/92		Abnd: US, worldwide	Abandoned worldwide
Misc.	M06	Antiviral & Methods of Increasing the Antiviral Activity of AZT	Gruber	185/057	LL	07/301,454	US 5,132,291	Parent	1/24/89	7/21/92	Issd: US	Issued in US
Misc.		Antiviral & Methods of Increasing the Antiviral Activity of AZT	Gruber	197/052	LL	07/844,731		CIP of 185/057	3/2/92		Abnd: US, worldwide	Abandoned worldwide
Misc.		In Vivo Peptide Therapy	Gruber	196/034	LL	07/858,128		Parent	3/26/92		Abdn: US	Abandoned in favor of CIP
Misc.	M09	In Vivo Peptide Therapy	Gruber	201/195	LL	08/086,572 EPO 0670737		CIP of 196/034	3/26/93		Abnd: US, worldwide	Abandoned worldwide
Misc.	M10	Adenosine Deaminase Inhibitor Therapies	Gruber	201/017	LL	08/014,160		Parent	2/3/93		Abnd: US, worldwide	Abandoned worldwide
Misc.	M11	NMDA Antagonists for Peripheral Inflammation	Rosengren	223/154	LL	60/032,892		Parent	12/13/96		Provisional application	filed in US
Trademark		Protara

5

Schedule 1.1g

Computer Assets

a.
Listing of computer hardware estimated at $83,279 net book value as of September 30, 1997 (see attached listing).

b.
Listing of computer software estimated at $20,000 net book value as of September 30, 1997 (see attached listing).

METABASIS THERAPEUTIC, INC.
COMPUTER AND OFFICE EQUIP. INVENTORY

Matched= space Additional= A	Type	User(s)	Current Location	Make	Model	Gensia Asset Tag	Serial #
V	Computer	ex-MENDONCA, R.		Macintosh	IICi	93000293
	Computer	ex-SPINKS, J.		Macintosh	QUADRA 660		XB416KMQ2DC
V	Computer		1ST FLR. COMMON	Macintosh	CENTRIS 610		F2331LLOCB7
V	Computer		1ST FLR. COMMON	Macintosh	CENTRIS 610	93000212
V	Computer		2ND FLR. COMMON	Macintosh	PERFORMA 6200		XB5312RY55Z
V	Computer		2ND FLR. COMMON	Macintosh	QUADRA 660	93000283
V	Computer	AGARWAL, A.		Macintosh	IICi		F12060N5716
V	Computer	APPLEMAN, J.		Macintosh	QUADRA 950	93000265
V	Computer	BECKER, A.		Macintosh	POWER 7500		FC5504J33FU
	Computer		BIO-GROUP COMP.	Macintosh	QUADRA 800		XB329PXHC06
	Computer	BOOKSER, B.		Macintosh	QUADRA 660	93000290
V	Computer	BOYER, S.		Macintosh	QUADRA 660	93000273
V	Computer	BULLOUGH, D.		Macintosh	CENTRIS 650	93000247
V	Computer	CAMM; SLIDE MAKER		Macintosh	CENTRIS 660		XB338K0R13Z
	Computer		CNS LAB	Macintosh	LCIII	93000219
V	Computer	COBLY, T.		Macintosh	QUADRA 660	93000280
[text illegible]	Computer		CV LAB	Macintosh	LCIII		BCGM1254
V	Computer	DANG, M.		Macintosh	QUADRA 650	93000297
V	Computer	DARE, JAY-PATENT COMP.		Macintosh	QUADRA 800		XB352N6BCC7
V	Computer	ERION, M.		Macintosh	QUADRA 800		CK333679CC7
	Computer	FAN, K.		Macintosh	QUADRA 650		FC3520BD1CE
V	Computer	FUJITAKI, J.		Macintosh	QUADRA 650		FC3400051CE
V	Computer	GOMEZ, J.		Macintosh	QUADRA 660	93000279
V	Computer	HARRINGTON, S.		Macintosh	PERFORMA 6200		XB5312S255Z
V	Computer	HARRINGTON, S.		Macintosh	QUADRA 610	93000294
V	Computer	HEATH, S.		Macintosh	POWER 6100		XB43914R3WQ
V	Computer	ISLAM, R.		Macintosh	CENTRIS 660AV		XB338JPOCE1
V	Computer	ITO, B.		Macintosh	POWER 6100/66		XB5240Q25P0
	Computer	KASIBHATLA, S.		Macintosh	QUADRA 650	93000278
V	Computer	KOPCHO, JOE		Macintosh	QUADRA 660	93000281
V	Computer	KURZ, M.		Macintosh	POWER 7500/100		FC5504H53FV
V	Computer	LEMUS, R.		Macintosh	QUADRA 650	93000299
V	Computer	LIU, L.		Macintosh	IICi		F12061D5716
[text illegible]	Computer	Loaned Out—Atul Agarwal		Macintosh	LCII	93000223
[text illegible]	Computer	Loaned Out—Rami M.		Macintosh	CENTRIS 660		XC330J0U132

1

V	Computer	M. RAMI REDDY		Macintosh	POWER 7600		FC6052K73FV
	Computer	MAGILL, M.		Macintosh	IISi	93000215
V	Computer	MATELICH, M.		Macintosh	QUADRA 660	93000274
	Computer	MILLER, L.		Macintosh	POWER 6100/60		XB4365V53MQ
V	Computer	MONTAG, A.		Macintosh	LCII		SG2240VWF07
V	Computer	MONTAG, A.;LAB		Macintosh	CENTRIS 610		F2309LZFCN7
V	Computer	NATARAJA, M.		Macintosh	POWER 7100/66		FC42013C2Q4
	Computer	NGUYEN, J.		Macintosh	IICi		F11124WD765
	Computer	NOORI, N.		Macintosh	CENTRIS 660 AV		XC330J2M13Z
[text illegible]	Laptop			Macintosh	LAPTOP		MF2139J3D700
	Computer	POTTER, S.		Macintosh	CENTRIS 660 AV		XB338K4K13K
V	Computer	POTTER, S.;LAB		Macintosh	IICi	93000225
[text illegible]	Computer	REDDY, R.		Macintosh	QUADRA 660	93000075
V	Computer	ROSENGREN, S.		Macintosh	CENTRIS 610	93000253
	Computer	SCHULZ, W.		Macintosh	IICi		FZ222KHY716
V	Computer	SOLBACH, J. & OLLIS, K.		Macintosh	IICi	93000292
[text illegible]	Computer		STER.SURG.RM	Macintosh	LCII	93000214
V	Computer	SUN, WILLIAM		Macintosh	QUADRA 660		XB351B8E13Z
V	Computer	TAPLIN F. & JIANG T.		Macintosh	IICi	93000296
[text illegible]	Computer		TRAINING COMPUTER	Macintosh	QUADRA 660	93000282
[text illegible]	Computer	UGARKAR, B.		Macintosh	QUADRA 660	93000277
V	Computer	UNASSIGNED		Macintosh	IICi		F2221HJP716
V	Computer	UNASSIGNED		Macintosh	LCII		F525OEZRF27
V	Computer	UNASSIGNED		Macintosh	CENTRIS 610	93000043
[text illegible]	Computer	UNASSIGNED		Macintosh	QUADRA 850		F521183C210
[text illegible]	Computer	UNASSIGNED		Macintosh	IICi	93000017
[text illegible]	Computer	UNASSIGNED		Macintosh	IICi	93000258
[text illegible]	Computer	UNASSIGNED		Macintosh	CENTRIS 650	93000245
V	Computer	UNASSIGNED		Macintosh	CENTRIS 650	93000271
V	Computer	UNASSIGNED		Macintosh	LCII	93000259
[text illegible]	Computer	UNASSIGNED		Macintosh	LCII		SG316C12
V	Computer	UNASSIGNED		Macintosh	LCII	93000216
V	Computer	UNASSIGNED		Macintosh	LCII	93000236
	Computer	UNASSIGNED		Macintosh	QUADRA 610		FC3475D1CH
V	Computer	VANPOELJE, P.		Macintosh	QUADRA 660		XB8351B9013Z
[text illegible]	Computer	VIALPANDO, M.		Macintosh	CENTRIS 660 AV		XC330XPZ132
	Computer	WESNER, JULIE		Macintosh	CENTRIS 610		BCGM1444
V	Computer	WESTON, L.		Macintosh	CENTRIS 650		FC338D5RCAZ
V	Computer	WIESNER, J.		Macintosh	POWER 6100/60		XB4381EZ3YD

2

V	Computer	ZORETICH, H.		Macintosh	IICi	93000078
	Computer	CONRAD, K.		PC	486/50D		500934001
	Computer	DHUNJISHAW, A.		PC		93000126
V	Computer	FUJITAKI, J.; 2ND		PC	386/16	93000233
A	Printer		3rd. flr. West	Apple	LaserWriter Pro		F143108G108
A	Computer	UNASS: DAMAGED		Macintosh	Quadra 950		F521183C210
A	Computer	Islam, R		Macintosh	Quadra 650		FC338EKBCAL
A		Reddy, R		SGI	INDIGO R4400		3525173
A	Optical Disk	Appleman, J		PCI	Infinity
A	CD-ROM Drive	Appleman, J
A	4mm Tape Drive	Appleman, J			Power User Pro
A	Computer			AST	Bravo 386sx
A	Computer			Wyse	WY2108-20		14U0006645
A	Computer			Sun			NMP
A	Printer		3rd Flr. East; 368F	Apple	LaserWriter Pro		F1251103108
A	Copier		3rd Flr. East; 368F	Sharp	SF9800		P-0794
A	FAX		3rd Flr. East; 368F	Sharp	FO-3450T		G-6857
A	Printer	Stand along	3rd Flr. East	Apple	LaserWriter IIg		CA226T5L%M600
A	Computer	Bookser, Brett	Ofc 368A	Macintosh	Quadra 660A	93000276
A	Printer		2nd Flr. West	Apple	LaserWriter Pro		F132728F108
A	Copier		2nd Flr. West	Sharp	SF9800		P-0183
A	FAX		2nd Flr. West	Murata	F-37 #5		F3230600052173
A	Computer		214/storage	AST	Power Premium	93000064
A	Computer		214/storage	AST	Premium II SX/320
A	Printer		214/storage	QMS	825		FSL05654
A	Printer		214/storage	QMS	815		FXL02414
A	FAX		214/storage	Sharp	FO-225
A	Printer	Dhunjishaw, A	219A	QMS	PS 410	93000123
A	FAX		2nd Flr. Admin.	Sharp	FO-3400		G-0755
A	Printer		2nd Flr. Admin.	Apple	LaserWriter Pro		F142517X108
A	Laptop	Tutwiler, G	203	HP	OmniBook 600		US51300122
A	Laptop	Lalkind, P	219	HP	OmniBook 800
A	Copier		LIBRARY	Sharp	SF-2035		P-0118
A	Printer	Stand alone	2nd. Flr. Common 237	Apple	LaserWriter II		CAO39EL3%M6000
A	Scanner		237	HP	ScanJet IIC
A	Server		234	SuperMicro	Dual Pentium II		930972005
A			234	Sun/Unix	Sparc Classic & tower		1220
A	Slidemaker		234		LaserGraphics Personal LFR slidemaker		62855
A	Printer		234	Tektronix	Phaser II Color
A	Computer		Ofc 127	Macintosh	IIci	93000251

3

A	Computer		Ofc 127	Macintosh	PowerMac 6100		X34365L53WQ
[text illegible]	Computer	HARRINGTON, S.		PC	486/33	93000241
V	Computer	ITO, B.		PC	486		6411HGX20102
[text illegible]	Computer	KURZ, M.		PC	486/20		23-CNKYH
[text illegible]	Computer		LAB;BIOCHEM	PC	386/16		TWP706015
V	Computer		LAB;BIOCHEM	PC	386/20		USM1075248
[text illegible]	Computer		LAB;BIOCHEM	PC	486/33S		USC6005567
[text illegible]	Computer		LAB;BIOCHEM	PC	486/33U		3239A03039
[text illegible]	Computer		LAB;BIOCHEM	PC	486/33VL		3402A02261
[text illegible]	Computer		LAB;BIOCHEM	PC	486/66U		3306A04465
[text illegible]	Computer		LAB;BIOCHEM	PC	486/66XM		3343A60615
[text illegible]	Computer		LAB;BIOCHEM	PC	586/575E		A621HTB2F044
[text illegible]	Computer		LAB;BIOCHEM	PC	586/90		US54950359
[text illegible]	Computer	LAB;FUJITAKI, J.		PC			8408073UB
[text illegible]	Computer	LAB;FUJITAKI, J.		PC	386/20	93000146
[text illegible]	Computer	LAB;FUJITAKI, J.		PC	386/20		500777-001
[text illegible]	Computer	LAB;FUJITAKI, J.		PC	386/25		50093-001
[text illegible]	Computer	LAB;FUJITAKI, J.		PC	486/66		3316500867
[text illegible]	Computer	LAB;KENNEY, J.		PC			USJ1004036
[text illegible]	Computer	LAB;KENNEY, J.		PC			USJ1003942
[text illegible]	Computer		LAB;PHARM R&D	PC	386		RDS0272
[text illegible]	Computer		LAB;PHARM R&D	PC	586/100		RDS0254
	Computer	UNASSIGNED		PC	386/20	93000054
[text illegible]	Computer	NOVAK, T.		PC	486/33	93000181
[text illegible]	Computer		OFFICE;BIOCHEM	PC	386	93000261
V	Computer		OFFICE;BIOCHEM	PC	386/16	93000263
V	Computer		OFFICE;BIOCHEM	PC	386/25		USJ1001932
[text illegible]	Computer	UNASS; FUJITAKI OLD		PC			8804600UB
V	Computer	UNASS; FUJITAKI OLD		PC	386/16	93000255
[text illegible]	Computer	UNASS; FUJITAKI OLD		PC	386/20		500777-019
V	Computer	UNASSIGNED		PC	386/25	93000269
[text illegible]	Computer	VIALPANDO, M.		PC	386/20		500777-001

4

V			LAB; CAMM	IBM	25T TURANDOT		2625856
V			LAB; CAMM	IBM	590 AIDA		26400998
V			LAB; CAMM	IBM	590 BOHEME		2640999
V			LAB; CAMM	IBM	590 FIGARO		2632854
V			LAB; CAMM	IBM	590 TOSCA		2632855
V			LAB; CAMM or NMR	VAX	4000		KA151J0121
V			LAB; CAMM	SGI	320 VA GENNY		S17753
V			LAB; CAMM	SGI	INDIGO		35251274
A	Computer			Macintosh	LC III		SG316C12VA3
A	Printer		1st mid-South	Apple	LaserWriter Pro 630		F14251JW108
A	FAX		1st mid-South	Sharp	FO-5300		V-0195
A	Copier		1st mid-South	Sharp	SF-2035		P-0448
A	Printer		1st mid-South	Apple	LaserWriter Pro 630		F1316136108
A	Computer			Compaq	Prolinea 3/25	93000124
A	Computer	LOGAN, J	112	AST	Power Premium 3/25		DJKASTP113
A	FAX		Ship/Receiving	Sharp	FO-3450
A	Copier		Ship/Receiving	Xerox	1040
A	Printer		Ship/Receiving	QMS	PS-815
A	Computer	Dorius, S		Compaq	Deskpro
A	Computer	Woodward, C		Macintosh	Centris 660AV
A	Computer	VIALPANDO, M		AST	Premium 386sx/20		500777-001
A	Computer	SHIPPING TEMP.	Ship/Receiving	Compaq	Deskpro 50M		6305HBP40883
A	Impact Printer	P.O. PRINTER	Ship/Receiving	IBM	4226		11-A6275
A	Computer			Macintosh	Centris 610		F2326J6V15X

5

Metabasis Therapeutics Software Transfer

Mac/PC Related Packages

Type	Software Name	Platform	Version
System
	VNMR Software		5.2.3B
	Windows for PC	PC
	Windows 95 for PC	PC	95
	IBM DOS Disks & Licenses	PC
	Macintosh System Software	Mac
MS Office
	MS Office 95 Pro & Bookshelf	PC	7.0A
	MS Office for Mac	Mac	4.2
	Office for PC	PC
	MS Office for Mac/PwrMac	Mac	4.2.1
	MS Office for Pwr Mac	Mac	4.2
	MS Office for Windows	PC	4.2
	MS Office Professional	PC	97
	MS Office Standard	Mac	4.2.1
	MS Office Standard	PC	97
Single Appl.'s
	MS Word
		Mac	6.0
		Mac	5.1
		PC	6.0
	MS Excel
		Mac	4.0
		Mac	5.0
		PC	4.0
		PC	5.0
	MS PowerPoint
			4.5
			2.0
		Mac	3.0
		Mac	4.0
		PC	3.0
		PC	4.0
	WordPerfect
		Mac	3.1
		Mac	3.5
		Mac	3.0a
		PC	5.1
			2.1
	After Dark Classic	Mac	3.0
	Cricket Graph III	Mac	1.5
	Cricket Graph	Mac	1.3.2
	Kaleidagraph	Mac	3.0
	Delta Graph Pro		2.0

1

Canvas
	Mac
	Mac	3.1
	Mac	3.5
Mac Draw Pro	Mac
MacDraw		II
ChemDraw
	Mac	2.1.3
	Mac	2.1.4
Chemintosh
	Mac	3.3
	Mac	3.01
	Mac
Statview	Mac	4.02
Claris Draw	Mac	7.5.5
Instat		2.0
JMP
	Mac	3.0
	Mac	3.1
	Mac	3.1.5
Adobe Framemaker
	Mac	4.0
	Mac	5.0
Fastback Plus	Mac
Costar		2.02
Sigma Plot		5.0
Sigma Plot (Scientific Graph)		2.0
Norton Utilities
		2
	Mac
Versa Term Pro	Mac	5.0
Redux
HyperCard
	Mac	2.1
	Mac
American Heritage Dictionary
Adobe Photoshop	Mac	2.5
Adobe Illustrator
Stuffit Expander
Ref. Manager	Mac	2.08
Now Up-to-Date	Mac	3.5
Netscape Navigator
	Mac	3.01
	PC	3.01
Macflow	Mac	3.5
Mactools
Omnipage		2.1
Omnipage Professional		5.02
Clickart	Mac

2

	Stedman's Dictionary		2.0
		Mac
		PC
	STN Express
	Mac 340 White Pine	Mac
	Hacker Calc
	SAM AntiVirus
		Mac	3.5
		Mac	4.0
	MS Project
		Mac	4.0
		PC	4.0
	Endnote 2 (Reference Mgr.)
		Mac	2.0
		PC	2.0
Clinical Research
	SAS	Unix	6.12
	Solaris Disks	Sun	3.12
	Solaris System	Sun	2.5
	MS Access	PC	2.0
	Access (Media + Licenses)	PC
Model Software
	AMBER
	Gaussian		94
	MacroModel
	Quanta for SGI		3.3
	Quanta for Indigo		97
	Delphi
	Insight
	Discover
	Sketchier and Converter
	AMSOL
	AMPAC/MOPAC
	DOCK
	SPARTAN
	DOCKVIEW
	GlogP
Chem. Software & Database
	ISIS Draw
		Mac	1.2
		Mac	2.0
		Mac	2.1.3
	ISIS Base
		Mac	1.2
		Mac	2.0
		Mac	2.1.3
	ISIS HOST
	ORACEL
	ACD3D
	ACDRX

3

CMC3D
MDDR3D
NCI3D
ORGSYN
CHC
REFLIB
JSM
CCR86_94, CCR95, CCR96
GENSIA_MACCS*
INVENTORY_MACCS*
PFIZER_MACCS*
CAMBRIDGE STRUCTURAL DATABASE

4

Schedule 1.1h

Federal, state, local or foreign government licenses, permits and other authorizations.

  1.
  Bureau of Alcohol, Tobacco and Firearms; Industrial Alcohol User Permit and Tax Stamp

  2.
  San Diego Metropolitan Wastewater; Industrial User Discharge Permit and Amendment

  3.
  Drug Enforcement Administration; Controlled Substance Registration Certificate

  4.
  State Board of Equalization; Hazardous Waste Generator and Waste Reporting Fees

  5.
  County of San Diego; On-Site Medical Waste Treatment Permit

  6.
  County of San Diego Health Permit

  7.
  County of San Diego Biomedical Waste Management Plan

  8.
  County of San Diego; Hazardous Materials Business Plan

  9.
  EPA Identification Number

  10.
  State of California—Cal/EPA Department of Toxic Substances Control; Conditional Exempt Permit (for acid neutralization and rinsing empty containers)

  11.
  City of San Diego Fire Department Permits

  12.
  United States Department of Agriculture; Registration for a Class "R" Research Facility

  13.
  State of California Radioactive Materials License

Schedule 1.1i

Operating Leases
COMDISCO
-->
Master Lease Agreement dated March 30, 1994
Amendment No. 001 to Master Lease Agreement dated March 30, 1994
Amendment to Amendment No. 001 to Master Lease Agreement
Addendum to Amendment No. 001 to Master Lease Agreement
Waiver of default to Amendment No. 001 to Master Lease Agreement for quarter ended March 31, 1997
—Schedule EG-01 dated March 31, 1994
—Schedule EG-02-EO dated July 1, 1994
—Schedule EG-02-E1 dated October 1, 1994
—Schedule EG-02-E2 dated January 1, 1995

Schedule 1.1j

Contracts, agreements, commitments, options, etc.

Contracted Organization	Nature of Work
CLINICAL
Corning Besselaar	Study Conduct and Report, Study 1401
Coromed	StudyMonitoring for 1997
New England Deaconess	Study Conduct, Study 1309
Synteract	Data Analysis, Hourly Rate
Quintiles (Europe)	Oral Developmental Study, GP3269
Piperno Advisory Group	Toxicology Consultant, Hourly Rate
CONFIDENTIALITY AGREEMENTS
All confidentiality agreements related to the Transferred Business
EH&S CONTRACTS
Laidlaw Environmental	Chemical Waste
Thomas Gray and Associates	Radioactive Waste
Browning Ferris, Inc.	Biohazardous Waste
D&D Disposal	Animal Carcass Disposal
STS	Cage Washer Maintenance and Repair
RESEARCH CONTRACTS
J. Gerich (University of Rochester)	Consulting Agreement
Da Tse (Info Technologies)	Consulting Agreement $70/hr
SERVICE CONTRACTS
Elemental Analysis	Robertson Microlit Labs
MS Analysis	Mass Consortium
Equipment Calibration	Anmar Metrology
Notebook Microfilming	Microfilming Services, Inc.
Hepatotoxicity Testing	BTS (Biomedical Testing Services)
Ventricular Remodeling	BTS (Biomedical Testing Services)
Research Off-Site Secured Storage	The Vault
MAINTENANCE AGREEMENTS
(4) 1090 HP HPLCS
2 Uvikon Spectrophotometers
Hematology Analyzer
Blood Gas Machine
Superspeed Refrigerated Centrifuge
2 Refrigerated Centrifuges
2 Centrifuges
3 Scintillation Counters
Gamma Counter
COLLABORATIVE RESEARCH AND DEVELOPMENT
Marion Merrell Dow Inc.
Pfizer, Inc.
Sandoz Inc.
Sankyo Co., Ltd.

LICENSE AGREEMENTS
Duke University/E. Holmes patent (U.S. Patent No. 4,575,498)
University of California/H. Gruber patent (U.S. Patent No. 4,912,092)
University of South Alabama/Downey A , patent
Pfizer, Inc.
RESEARCH AGREEMENTS
Southern Research Institute (screening)
University of Michigan/L. Townsend (screening)
Alcon Laboratories (testing agreement)
Santen (testing agreement)
EMPLOYEE PROPRIETARY AGREEMENT
Employees on attached list have signed the agreement
SEVERANCE AGREEMENTS
Severance agreements with Laikind, Erion and Tutwiler

HIRE DT	LAST NAME	FIRST NAME	LABOR GRD	JOB TITLE	DEG CO
09/15/97	AGARWAL	ATUL	13	RESEARCH SCIENTIST
03/01/96	ALLAN	MATTHEW	09	RESEARCH ASSOCIATE	MS BS
[text illegible]	APPLEMAN	JAMES	17	ASSOC DIR, BIOCHEMISTRY	PHD BS
06/30/97	BERNAL	ANGELA	UN	LAB ASSISTANT	BS
10/08/90	BOOXSER	BRETT	15	SCIENTIFIC INVESTIGATOR	PHD MS BS
[text illegible]	BOOTEN	SHERI	09	RESEARCH ASSOCIATE	AA
[text illegible]	BOYER	SERGE	14	RESEARCH SCIENTIST, SR	PHD
06/13/88	BULLOUGH	DAVID	17	ASSOC DIR, RESEARCH	PHD MS BS
06/21/97	CHAD	ARTHUR	UN	LAB ASSISTANT	BS
10/01/93	COLBY	TIMOTHY	13	RESEARCH SCIENTIST	BS BS
[text illegible]	DANG	QUN	15	SCIENTIFIC INVESTIGATOR	BS PHD
06/20/88	DARE	JOSEPH-STE	11	RESEARCH ASSOCIATE, SR	BA
[text illegible]	DRUNJISHAW	ANNE	[text illegible]	ADMINISTRATIVE ASSISTANT II	BA CER
[text illegible]	ERLON	MARK	21	DVP, DISCOVERY RESEARCH	PHD
06/15/97	FAN	YI	09	RESEARCH ASSOCIATE	BS MS
12/03/89	FUJITAKI	JAMES	15	SR MGR, RESEARCH	PHD BS
[text illegible]	GOMEZGALENO	JORGE	11	RESEARCH SCIENTIST, SR	PHD BS
06/23/97	GUSTAFSON	SCOTT	UN	ANIMAL LAB TECH, ASSISTANT
01/22/88	HARRINGTON	SONIA	[text illegible]	SECRETARY 13
12/07/92	HEATH	SHARON	14	MGR, ENVIRON HEALTH & SAFETY	MS BS

1

[text illegible]	INSKO	MICHAEL	UN	LAB ASSISTANT	BS
[text illegible]	IP	ALLIS	UN	LAB ASSISTANT
[text illegible]	ISLAM	RAIS	13	COMPUTER LAB SUPERVISOR	BS
[text illegible]	ITO	BRUCE	16	SCIENTIFIC INVESTIGATOR	BA PHD
09/02/97	JIANG	TAO	09	RESEARCH ASSOCIATE	MS MS BS
6/10/92	KASIBHATLA	SRINIVAS	15	SCIENTIFIC INVESTIGATOR	PHD MS BS
[text illegible]	KENNEY	JEFFRY	08	RESEARCH ASSISTANT II	BA
10/03/86	KOPCHO	JOSEPH	12	LAB COORDINATOR, SR.	MS BS
11/01/82	KURT	MICHAEL	14	RESEARCH SCIENTIST, SR	PHD BS
09/01/86	LAIKIND	PAUL	21	VP, CORPORATE DEVELOPMENT	PHD MS BS
09/01/92	LEMUS	ROBERT	14	RESEARCH SCIENTIST, SR	PHD BA
[text illegible]	LLU	YAN	11	RESEARCH ASSOCIATE III	MS BS
07/19/94	LOGAN	JOHN	05	ANIMAL LAB TECH, SR
01/21/87	MAGILL	MADELEINE	11	LAB COORDINATOR	BS
09/15/93	MATELICH	MICHAEL	11	RESEARCH SCIENTIST, SR	PHD BS
02/21/89	MILLER	LEONARD	15	SCIENTIFIC INVESTIGATOR, SR	PHD
11/15/91	NONTAG	[text illegible]	11	SCIENTIST, ASSOCIATE II	BS BA PHD

2

11/27/91	NUTVALA	RAMI	18	DIR, COMPUTATIONAL CHEMISTRY	PHD MS BS
[text illegible]	NATARAJAH	MAYA	12	SCIENTIST, ASSOCIATE II	PHD MS BS
[text illegible]	[text illegible]	JOSEPH	UN	LAB ASSISTANT
9/15/97	OLLIS	KRISTIN	09	RESEARCH ASSOCIATE
08/31/89	POTTER	SCOTT	11	RESEARCH ASSOCIATE III	BA
03/18/93	REDDY	KALVA	15	SCIENTIFIC INVESTIGATOR	PHD MS BS
[text illegible]	ROSENGREN	SANHA	15	SCIENTIFIC INVESTIGATOR	PHD BA
08/05/97	SCHAHZER	JUERGEN	09	RESEARCH ASSOCIATE	MS
[text illegible]	SCHULZ	WILLIAM	10	RESEARCH ASSOCIATE II	BS
04/03/95	SOLBACH	JOEL	10	RESEARCH ASSOCIATE II	MS BS
09/15/97	SUN	WILLIAM	13	RESEARCH SCIENTIST	PHD BS
06/02/97	TAPLIH JR.	FRANCIS	09	RESEARCH ASSOCIATE	MA BA
06/28/96	TUTWILER	GENE	21	EXEC VP RESEARCH & DEVELOPMENT	PHD BS
04/19/88	UGARKAR	BHEEMARAO	16	SR MGR, RESEARCH	PHD MS BS
[text illegible]	VANPOELJE	PAUL	15	SCIENTIFIC INVESTIGATOR	PHD BS
[text illegible]	VESHER	JULIE	09	RESEARCH ASSOCIATE	BS
10/03/92	VESTOH	ELISA	08	ADMINISTRATIVE ASSISTANT II	BA

3

10/08/87	VIESNER	JAMES	17	ASSOC DIR, BEHAVIORAL PHARMACO	PHD BA
10/17/94	ZORETICH	HEATHER	08	RESEARCH ASSISTANT II	BS

4

Schedule 1.1k

        Product registrations, approvals and applications.

1. ACADESINE:
US	IND	34,112
	NDA	20-319
CANADA	IND	8HP13248
	NDS	12715/12724
UK	MAA
	CTX	10476-0001-A

All other European regulatory applications filed by Gensia Sicor for acadesine for (11 countries in EEC [Belgium, Italy, Spain, Greece, Ireland, Luxembourg, Portugal, Holland, Germany, France and Denmark] and 5 non-EEC countries [Sweden, Austria, Switzerland, Norway and Finland]).
2. GP531:
US	IND	48,204
3. GP668:
US	IND	46,659

Schedule 1.1n

        Receivables

  •
  Other receivables (see attached schedule)

  •
  Other Non Current Assets (see attached schedule)

Other Receivables
September 30, 1997

Travel Advances	$1,797
Notes Receivable—Employees:
Mark Erion	22,500	(1)
Gene Tutwiler	25,000	(2)

Total Other Receivables	$49,297

(1)
Represents current portion of the loan issued on 6/13/96. Face amount of the loan = $90,000; interest rate = 5%. The loan is to be forgiven over 4 years beginning 6/13/97. Accordingly, $22,000 was forgiven in June, 1997.

(2)
Represents current portion of the loan issued on 6/23/97. Face amount of the loan = $100,000; interest rate = 0%. The loan is to be forgiven over 4 years beginning 7/1/97. Accordingly, $25,000 was forgiven in July, 1997.

Other Non-Current Assets
September 30, 1997

Travel Advances	$6,500
Notes Receivable—Employees:
Mark Erion	45,000	(1)
Gene Tutwiler	50,000	(2)

Total Other Receivables	$101,500

(1)
Represents non-current portion of the loan issued on 6/13/96. Face amount of the loan = $90,000; interest rate = 5%. The loan is to be forgiven over 4 years beginning 6/13/97. Accordingly, $22,000 was forgiven in June, 1997.

(2)
Represents non-current portion of the loan issued on 6/23/97. Face amount of the loan = $100,000; interest rate = 0%. The loan is to be forgiven over 4 years beginning 7/1/97. Accordingly, $25,000 was forgiven in July, 1997.

Schedule 1.1o

        Cash and cash equivalents

          Approximately $66,000 in Bank of America for Aramed, Inc.

          Account # 14505-03566

Schedule 1.1p

        Permitted Liens

COMDISCO, INC.—Secured Party

EG-01	See individual assets attached
EG-02-E0	See individual assets attached
EG-02-E1	See individual assets attached
EG-02-E2	See individual assets attached

ATTACHMENT A
EG-01
GENSIA, INC.

Vendor/Manufacturer	Description	Serial #'s	Total Cost
A.R. Vetter	Model 420 FM Recorder/VCR with Input/Output Function		$2,682.60
Abbott Labs	Provider 5500 Ambulatory Infusion Pumps (2)	76919 73602	$3,250.00
Carl Zeiss	Stereo Microscope with Peripherals		$4,393.62
Edwards High Vacuum	E2M8 Rotary Pumps (2)	66862 66861	$3,665.22
Fisher Scientific	GT 4800 Ohaus Top Loading Balance		$1,154.75
Gilson Medical Electronics	FC-100 Micro-fractioner Collector	149H3045	$1,747.77
Harvard Apparatus	2274 Microl Syringe Pump	A39297	$1,820.45
Harvard Apparatus	Infusion Pumps 22 I/W (2)	A40210 A40213	$3,816.96
Hewlett-Packard	1090 Win System HPLC Photodiode Array (1) 1090M Series II (1)	3338A04300 3338A04301	$83,164.80
Hewlett-Packard	1049A Electrochemical Detector	3016G00567	$7,166.40
Hewlett-Packard	1050 Automated HPLC System	3339A02445	$28,455.20
Hybritech Incorporated	Tandem-E Immunometric Assay		$1,200.00
Mettler Toledo, Inc.	DSC Silver Furnace	J79820	$5,360.35
Mettler Toledo, Inc.	Thermogravemetric Analyzer		$22,536.47
Parsons Medical	Ohmeda Fluotec 3 Halothane Vaporizer	316474	$1,426.67
Stoelting	Plethysmometer, Water Cell & Transducer 18mm		$4,949.55
Stoelting	Large Animal Decapitator		$1,165.57
VWR Scientific	Vacuum Pump		$1,349.70
VWR Scientific	Micro Centrifuge Model 5415C		$1,810.88
VWR Scientific	Power Supply	72011	$2,035.75
VWR Scientific	Explosion Proof Refrigerator/Freezer		$1,765.96
VWR Scientific	Buchi Rotary Evaporator R124C Peristaltic Dispensing Pump		$3,423.75
Watson-Marlow	505Di 350RPM Microprocessor		$4,235.55

	TOTAL EQUIPMENT COST		$192,577.97

1

ATTACHMENT A
TO SCHEDULE EG-02
SUMMARY SCHEDULE 18-SL24510-E0

Manufacturer Vendor	Purchase Order #'s	Commencement Date	Qty	Model	Equipment Description	Serial Numbers	Equipment Cost
Equipment Loc:
Gensia, Inc. 9360 Town Centre Dr. San Diego, CA 92121
Fisher Scientific	S401030	4/25/94	1	AT261	Mettler Balance		4,396.00
		4/25/94	1	PM2500	Mettler Top Loading Balance		2,876.00
		5/17/94	1		Troemmer Reference Wt Set		1,004.50
Bio-Rad	S400884	4/29/94	1	120V	Automated Econo System w/Parts Kit		10,422.00
Kand Medical, Inc.	S401295	4/28/94	1	8000	CPU Operating System	E0272	7,150.00
Hewlett Packard	S400526	4/25/94	1	1050	HP Automated LC 1050 System includes:		38,159.84
					HP 1050 Series Autosampler	3406A02752
					Robotic Tray for the Autosampler	3408A34702
					HP 1050 Series Quaternary Pump	3405A02668
					HP 1050 Variable Wavelength Detector	3323J02695
					Dual Channel ChemStation	2944A09424
					ODS, 100 × 4.6, 5U	N/A
					Single Instrument 2D ChemStation Bundle	US23003168
Hewlett Packard	S401626	5/25/94	1		HP 1090 LC System	3338A04480	45,840.00
Millipore Corporation	S401440	5/17/94	1		Milli-Q Plus System		2,970.75
			1		Pressure Regulator		127.41
			1		Millipak Cartridges		370.00
			1		Compact System Wall Bracket		172.98
						Freight	19.94
[text illegible] Instruments	S401050	4/25/94	1	L-4000H	Variable Wavelength UV Detector	0584-009	4,416.00
			1	L-6200A	Intelligent Pump	0544-053	6,716.00
			1		Low Pressure Gradient Kit	0576-056	1,712.00
			1	L-5025	Column Oven		2,760.00
			1	R7125	Injector		583.00

1

[text illegible] Instruments		4/25/94	1		Sample Loop, 2mL		105.00
			1	D-2500	Integrator	0566-137	1,815.00
			1		Two Slot Option Box	0647-001	365.00
			1		Pan Communications Board	0533-016	395.00
			1		Extended Memory I/F Card	0560-027	232.00
			1		Digital Input/Output Board	0413-006	525.00
			1		Chart Paper, Non-grdi	n/a	90.00
			2		Signal Cord (3P-3P)	n/a	136.00
			1		Signal Cord (3P-Spade Lugs)	n/a	62.00
			4		Solvent Bottle, 1 liter	n/a	32.00
			1	AS-2000	Autosampler	0559-016	7,176.00
					Vials (1.5mL) Caps/Septra (100 ea)	n/a	50.00
					Freight		192.22
			1		Extended Flow Conversion Kit	n/a	3,763.00
			1		Semi-Prep L.P. Gradient Acc'y	0537-015	4,987.00
[text illegible] Instruments	S401028	4/25/94	1	AS-2000	Autosampler	0559-018	7,176.00
			1		Vials (1.5ML) Caps/Septra (100ea)	n/a	46.00
			1		Start Up Kits (AS-2000)	n/a	148.00
					Freight		14.62
G. Heinze Co., Inc.	S402014	6/3/94	1	Diaphot-200	Nikon Inverted Microscope	410066	11,823.09
[text illegible] Company	S401920	6/20/94	1	SG-600	Sterilgard Hood	50695	6,120.85
			1	SG-600	Sterilgard Hood	50696	6,120.85
Hewlett Packard	401627	6/20/94	1	79855A	HP 1050 Series Autosampler	3406A02907	6,988.80
			1		Vial Kit for 21-Vial Tray		168.96
			1		Remote Control Cable to HP		42.24
			1	79852A	HP 1050 Series Quaternary Pump	3405A02810	10,944.00
Hewlett Packard		6/20/94	1		On-Line Degasser		1,843.20
			1		Column Heater		1,121.28
			1		Remote Control Cable to HP		42.24
			1	79853C	HP 1050 Variable Wavelength Det	3323J02823	4,277.76
			1		Stainless Steel Flow Cell		679.68
			1		Signal/Remote Cables		84.48
			1	799160D-554	ODS, 100 X 4.6 5U		178.56
			1	3395A	HP 3395 Integrator	CN0002933	1,627.20
			1	H5984A	One Hour Instrument		316.80
			1	H5916A	Zone 1 Travel Charge		134.24

					TOTAL SUMMARY SCHEDULE		$209,520.49

2

ATTACHMENT A
TO SCHEDULE EG-02
SUMMARY SCHEDULE 18-SL24510-E1

Manufacturer Vendor	Purchase Order #'s	Commencement Date	Qty	Model	Equipment Description	Serial #	Equipment Cost
Equipment Loc: Gensia, Inc. [text illegible] Eastgate Mall San Diego, CA 92121
Hewlett Packard	S401628	8/5/94	1	1090 M	HP 1090M Series II	3338A04486	$8,736.00
		8/5/94	1	N/A	Ternary PV5 Solvent Delivery System	N/A	$9,600.00
		8/5/94	1	N/A	Autosampler	N/A	$2,342.40
		8/5/94	1	N/A	Heated Column Compartment	N/A	$1,411.20
		8/5/94	1	N/A	Diode-array Detector Series II	N/A	$8,736.00
		8/5/94	1	N/A	Variable Volumn Injector	N/A	$6,499.20
		8/5/94	1	—	1 Hour Instrument Installation Labor	N/A	$475.20
VWR Scientific	S403020	8/19/94	1	N/A	Fammable Storage Refrig/Freezer		$1,750.00
		8/19/94	1	N/A	Fammable Storage Refrig/Freezer		$1,750.00

					SUBTOTAL FOR LOCATION		$41,300.00
Equipment Loc: Gensia, Inc. [text illegible] Towne Centre Dr. San Diego, CA 92121
[text illegible]	403169	8/26/94	1	F-1000MAE	Hoshizaki Ice Maker	D10764E	$3,222.00
		8/26/94	1	B-900-SD	Hoshizaki Ice Bin	D10481D	$965.00
		8/26/94	1	N/A	22" Top Kit	N/A	$41.00
		8/26/94	1	N/A	8" Top Kit	N/A	$33.00
				—	Installation & Freight	N/A	$235.00
[text illegible]	S402970	8/26/94	1	FC-100K	Microfractionaotr, 100/115 V	149B3D10	$1,749.18
VWR Scientific	S403387	9/16/94	1	AP250D	Ohaus GA Series Analytical Balance	113211836	$2,922.15
	S403387	9/16/94	1	N/A	Eppendorf Microcentrifuge	59143	$1,810.88

1

VWR Scientific	S403013	8/26/94	1	N/A	Nanopure, Water System	747940678055	$2,826.56
VWR Scientific	S403017	9/6/94	1	N/A	Explosion Proof Refrigerator	U19D-169488-UD	$1,974.81
VWR Scientific	S403018	8/26/94	6	1402	High Vacuum Pump & Freight	134094, 134146, 134098, 134090, 134103, 134097	$7,975.20
		8/26/94	4	RE-121C	Buchi Evaporator & Freight	9760, 9761, 9759, 9762	$13,472.43
		8/26/94	1	N/A	Air Flow Oven & Freight	701594	$4,916.09
VWR Scientific	S403022	8/26/94	1	RE-121C	Buchi Evaporator	9758	$3,361.50
		8/26/94	1	1402	High Vacuum Pump	134102	$1,320.00
VWR Scientific	S403024	9/20/94	1	PS/HPLC	Waterpro Pistol Psh System	260445	$2,295.00
				N/A	HPLC Polishing Kits	—	N/C

					SUBTOTAL FOR LOCATION		$49,119.80

					TOTAL SUMMARY SCHEDULE		$90,419.80

2

ATTACHMENT A
GENSIA PHARMACEUTICALS, INC.
SCHEDULE EG-02
SUMMARY SCHEDULE 18- SL24510-E2

/ Vendor	Purchase Order #'s	Commencement Date	Qty	Model	Equipment Description	Serial Numbers	Equipment Cost
Equipment Loc: Gensia, Inc. 9360 Towne Centre Dr. San Diego, CA 92121
Baxter Healthcare Corp.	403970	12/2/94	1	H8050-1	Hydrogenator Apparatus	1094	$1,985.64
Beckman Instruments	404028	11/22/94	1	267525	DU 640 UV/VIS Scanning Spectrophotometer w/ Accessory Option Board	4318247	$12,520.00
		11/22/94	1	523400	Printer/Plotter w/ Software	4398	$670.00
		11/22/94	1	517040	Transport Mechanism	N/A	$2,550.00
		11/22/94	1	517059	Dissolution Accessory Package	N/A	$5,340.00
		11/22/94	1	517066	Pump Kit w/ UV Silica Cuvette	N/A	$80.00
		11/22/94	1	960590	8-Channel Peristaltic Pump	619C3-138	$3,280.00
		11/22/94	1	514244	External Data Storage Device	N/A	$830.00
Cosa Instruments	403347	10/14/94	1	GT-06	Automatic Titractor w/ Shipping	73M21373	$8,539.14
Fisher Scientific	403971	11/9/94	1	14-294-15	ATM Sonic Filter	H13914294151C	$3,675.00
		11/9/94	1	14-294-150	Horizontal Pulse Accessory	1459	$1,174.00
GE Medical	404361	12/10/94	1	207B	Digital Pressure Meter	1766	$750.00
		12/10/94	1	235A	Manual Safety Analyzer Configured for Use in UK w/ shipping	373	$1,629.00
Gould Instrument Systems	403839	12/10/94	4	13-G4615-66	ECG Biotach w/ shipping	885, 886, 887, 888	$7,809.97
IMED Corporation	404443	12/15/94	2	PC-1T	Gemini Infusion Pumps	131059980 131059981	$3,100.00

1

Lunaire Environmental	403710	11/8/94	2	CE0932W-4	32 Cu. Ft. Temp./Humidity Chamber	23265-02 23265-03	$19,760.00
Micromeritics Instruments	404359	12/2/94	1	2360	Gemini Surface Area Analyzer	754	$12,750.00
		12/2/94	1		Flow-Prep 060	594	$1,530.00
		12/2/94	1		Vacuum Pump System w/ shipping	1036	$1,506.40
Omega Engineering Inc.	403709	11/8/94	1	RD3752	20-Input Recorder w/ shipping	H4VH0449	$3,895.97
Thomas Scientific	403328	10/14/94	1	6427-K10	Melting Point Apparatus	T7444	$2,405.50
Vankel Industries, Inc.	404029	12/8/94	1	10-1600	VK-7000 Dissolution Test Station	1-3481-1094	$8,995.50
		12/8/94	1	17-3010	Internal Drive Manifold (8) Vessel	N/A	$1,165.50
		11/22/94	1	12-0500	Dissolution QA Station w/ shipping	24-205-1094	$2,726.00
		12/8/94	1	12-0100	Dosage Delivery Module	19-170-1094	$1,345.50
		12/8/94	1	12-0150	Vessel Temp. Controller	N/A	$895.50
VWR Scientific	403743	10/14/94	1	11274-452	Mettler Toledo AG104 Balance	1113311636	$2,230.99
	404049	10/31/94	1	11274-973	AT261 Delta Range Analytical Balance w/ Shipping	P33700	$4,554.07
	404106	11/18/94	1	55703-236	Explosion Proof Refrigerator	X13D-186363-XD	$1,974.81
	404211	11/30/94	1	R429G	General Purpose Lab Refrigerator	X20D-187144-XD	$2,005.77
	404247	11/22/94	1	DL18	Karl Fisher Titrator	3113250754	$5,095.75
	404349	12/8/94	1	B-168	Vacuum Distn Controller	1239362	$1,930.00
					TOTAL SUMMARY SCHEDULE		$128,700.01

2

Schedule 1.2b

        All liabilities of Gensia Sicor not related to the Transferred Business or the Assets.

SCHEDULE 1.2(c)

Disclosed Liabilities

A.	All obligations and liabilities of any type whatsoever relating to the Assets or the Transferred Business that are disclosed in this Agreement, in any Schedule to this Agreement, or in any item disclosed in the Agreement or any Schedule to this Agreement.
B.
All obligations and liabilities of any type whatsoever relating to any and all hazardous or biohazardous waste or other material that is (or was) used, produced or otherwise relating to the Assets or the Transferred Business.
C.	Outstanding accounts payable, accrued liabilities, intercompany liabilities and deferred revenue totaling $3,822,508.63 as of September 30, 1997 (see attached listing).
D.	Radioactive waste—dry, low-level, long-lived (half-life >90 days); accumulated since 1994—estimated removal costs of around $255,000.

METABASIS
OUTSTANDING ACCOUNTS PAYABLE & ACCRUED LIABILITIES
AS OF 9/30/97

Consultants	$5,545.00
Employee Expense Reports	$1,227.85
Temporary Services	$2,784.00
Federal Express	$3,500.00
Southern Research Institute	$16,584.76
Lyon & Lyon	$3,130.19
Pillsbury, Madison & Sutro	$4,097.58
Adams, Harkness & Hill	$10,000.00
Miscellenous Vendors	$1,585.22
Misc. Lab Supplies	$42,521.29
VRW	$6,120.22
Sigma Aldrich	$7,542.65
Coulter	$4,689.53
Robertson Labs	$4,384.00
Parsons	$2,754.40

Total Accounts Payable	$116,466.69
Accrued Vacation	$272,670.36
Accrued Legal	$1,586.90
Patent Legal Expenses	$1,905.22
Late Expense Reports	$6,917.69
Accrued 401k	$11,474.21
Accrued Stock Purchase Plan	$2,199.17
Accrued Flex Plan	$1,432.83
Accrued Suppl. Life	$41.17
Misc. Accruals	$11,981.39

Total Accrued Liabilities	$310,208.94
Intercompany Liability to Gensia Sicor	$2,250,000.00

Total Intercompany Liabilities	$2,250,000.00
Deferred Revenue—Pfizer	$270,833.00
Deferred Revenue—Sankyo	$875,000.00

Total Deferred Revenue	$1,145,833.00
Total Liabilities	$3,822,508.63

Footnotes
Metabasis Therapeutics, Inc.
September 30, 1997

1.     Accounts Payable and Accrued Liabilities

        A review of all open accounts payable vendor accounts was completed to identify those vendors which are used exclusively by Metabasis, and vendors with which Metabasis uses in conjunction with Gensia Sicor. Based on this review, we have listed specific vendor accounts payable balances and accrued portions of other accounts payable to reflect Metabasis liabilities. Accruals for vacation and other employee benefits are prepared on an employee by employee basis, thus the balances transferred to Metabasis represents for the liability specific to their employees.

2.     Collaboration Agreements

        In May 1996, Gensia Sicor entered into an agreement with Pfizer Inc. to collaborate on a research program using the company's ARA technology to discover and develop broad spectrum analgesic drugs for the treatment of pain. The research collaboration is focussing on a subgroup of adenosine regulating agents ("ARA's") which may represent a new class of analgesic drugs. Under the terms of the agreement, Gensia Sicor received an up-front license fee of $3.0 million. This up-front license fee was recorded as deferred revenue, and is recognized as collaboration income in equal installments over the two year life of the collaboration agreement. The Deferred Revenue—Current account balance as of September 30, 1997 includes approximately $0.9 million of deferred revenue that still remains to be amortized over the remaining life of the agreement. In addition, the Company also receives research funding from Pfizer paid quarterly, at approximately $0.8 million each quarter.

        In April 1997, the Gensia Sicor entered into an agreement with Sankyo Co., Ltd. of Japan ("Sankyo") to collaborate on a research program to discover and develop drugs for the treatment of non-insulin dependent (Type II) diabetes. Under the terms of the agreement, Gensia Sicor received an up-front license fee of $1.4 million. This up-front license fee was recorded as deferred revenue, and is recognized as collaboration income in equal installments over the three year life of the collaboration agreement. Approximately $115 thousand of collaboration income is recognized each quarter from amortization of this $1.4 million up-front license fee. The Company also receives research funding from Sankyo paid quarterly, at approximately $875 thousand each quarter. Gensia Sicor recorded as revenue during the second quarter 1997, an up-front non-refundable commitment fee of $1.4 million from Sankyo. In conjunction with this research collaboration, Sankyo, at Gensia Sicor's option, may also make up to a $7.25 million equity investment in the Company.

3.     Liability with Gensia Sicor

        Gensia Sicor, the parent company, provides Metabasis with administrative and management support, which includes providing Metabasis cash funding to meet its operating obligations. In addition, Gensia Sicor subleases the premises with which Metabasis currently occupies at 9360 Towne Centre Drive, and provides all related maintenance and support costs. Gensia Sicor charges Metabasis quarterly for its actual costs incurred in supporting Metabasis, including occupancy costs and administrative overhead. As a result, Metabasis has a liability outstanding to Gensia Sicor for $2.3 million as of September 30, 1997. It is Management's intention that Metabasis settle all liabilities with Gensia Sicor in the future, when Metabasis has adequate cash reserves to fund such a settlement, either in full or in part.

CONFIDENTIAL

GENSIA SICOR INC.
REGULAR FULL-TIME EMPLOYEES
SEPTEMBER 30, 1997
09-Oct-97

		3RD QUARTER 1997
DEPT		EFFECTIVE DATE	ACCRUED VACATION HOURS	ACCRUED VACATION DAYS	ACCRUED VACATION $ AMOUNT
3000	Conrad, Kenneth	13-Jul-92	249.34	31.17	21,646.43
3000	Novak, Patricia	21-Jan-91	0.00	0.00	0.00	Terminated
3000	Tutwiler, Gene	28-Jun-96	36.28	4.54	3,488.46

TOTAL DEPT 3000			285.62	35.70	$25,134.89

3100	Agrawal, Atul	15-Sep-97		0.00	0.00
3100	Allan, Mathew	01-Mar-96	48.00	6.00	784.62
3100	Appleman, James R.	01-Dec-92	62.00	7.75	2,749.76
3100	Armstrong, Scott	05-Feb-96	0.00	0.00	0.00	Terminated
3100	Bookser, Brett	08-Oct-90	58.86	7.11	2,227.93
3100	Boyer, Serge H.	10-Jan-94	166.78	20.85	5,813.25
3100	Colby, Timothy J.	04-Oct-93	18.66	2.33	488.03
3100	Da Re, Jay	20-Jun-88	123.76	15.47	3,641.40
3100	Dang, Qun	28-Oct-92	170.00	21.25	6,693.75
3100	Erion, Mark	29-Apr-91	97.37	12.17	7,852.80
3100	Fan, Yi (Kevin)	16-Jun-97	22.02	2.75	349.36
3100	Gemez Galeno, Jorge	10-Aug-92	206.67	25.83	7,650.76
3100	Guerrero, Susan			0.00	0.00
3100	Harrington, Sonja	22-Jan-96	48.00	6.00	528.46
3100	Ic. Allis			0.00	0.00
3100	Islam, Rais	04-Aug-97	7.34	0.92	211.73
3100	Jiang, Tao	02-Sep-97		0.00	0.00
3100	Kasibatia, S. Rao	10-Jun-92	220.01	27.50	9,128.30
3100	Kopcho, Joseon. J.	03-Oct-88	67.19	8.40	2,172.37
3100	Lemus, Robert	01-May-92	103.35	12.92	3,801.09
3100	Lu, Yan	15-Apr-94	42.70	5.34	1,052.10
3100	Matelich, Michael C.	15-Sep-93	104.22	13.03	3,770.46
3100	Mutvana, Ra?? Redy	27-Nov-91	4?0.55	81.32	26,001.51
3100	Nguyen, Joseon			0.00	0.00
3100	Ottis, Krison	15-Sep-97		0.00	0.00
3100	[text illegible], Raja	18-Mar-93	196.00	24.?0	7,755.19
3100	Schanzer, Juergen	05-Aug-97	7.34	0.92	112.92
3100	Schulz, William G.	18-Nov-96	33.50	4.19	644.23
3100	[text illegible], Joel	03-Apr-95	35.35	4.42	728.24
3100	Sun, William	15-Sep-97		0.00	0.00
3100	[text illegible] Jr., Francis J.	02-Jun-97	22.02	2.75	423.46
3100	Uarkar, Bheemarao	19-Apr-88	346.70	43.34	15,751.51
3100	Van Poelje, Paul	25-Nov-91	182.55	22.82	6,933.39
3100	Weston, Lisa	27-Apr-92	2?1.35	32.?7	4,614.46
3100	[text illegible], Heather	11-Aug-97	7.34	0.92	95.28

TOTAL DEPT 3100			3,147.63	393.45	$121,976.37

3300	[text illegible], Angela			0.00	0.00
3300	[text illegible], David A.	13-Jun-88	367.76	45.97	17,327.15

3300	[text illegible], Michael A.			0.00	0.00
3300	Ito, Bruce	31-Mar-94	-15.94	-1.99	-651.39
3300	Kenney, Jeffry	25-Apr-96	12.00	1.50	171.63
3300	Kurz, Michael	01-Jul-92	111.34	13.92	3,800.55
3300	[text illegible], Madeleine J.	21-Jan-87	144.00	18.00	3,513.46
3300	[text illegible], Annika	15-Jul-91	70.45	8.81	1,828.99
3300	Natarajan, Maya	10-Jun-96	56.28	7.04	1,355.59
3300	[text illegible], Scott	03-Jun-91	33.76	4.22	736.88
3300	Resangren (Beezley), Sa	12-Jul-93	-3.74	-0.47	-130.09

TOTAL DEPT 3300			775.91	96.99	$27,952.77

3400	Secten, Sheri L.	01-Feb-94	58.78	7.35	1,000.39
3400	Gestarson, Scott K.			0.00	0.00
3400	Logan, John	11-Sep-95	48.00	6.00	540.00
3400	Miller, Leonard P.	21-Feb-89	196.63	24.58	8,342.59
3400	Fogemeyer, Gary	27-Jul-94	0.00	0.00	0.00	Terminated
3400	Wesner, Julie	17-Jul-96	52.26	6.53	783.90
3400	Wiesner, James B.	08-Oct-87	190.86	23.88	7,868.39

TOTAL DEPT 3400			546.53	68.32	$18,535.27

3500	Chan, Arthur			0.00	0.00
3500	Fujitaki, James M.	03-Feb-89	442.63	55.33	15,960.22

TOTAL DEPT 3500			442.63	55.33	$15,960.22

3600	Becker, Allyn	27-Feb-96	36.00	4.50	2,250.00
TOTAL DEPT 3600			36.00	4.50	$2,250.00

7600	Chunjishaw, Anne S.	05-Jan-87	188.00	23.50	4,062.79
7600	Laikind, Paul K.	01-Nov-86	712.00	89.00	59,048.08

TOTAL DEPT 7600			900.00	112.50	$63,110.87

TOTAL METABASIS THERAPEUTICS, INC.			6,134.32	766.79	$274,920.38

4200	Danagner, Pamela	25-Jul-96	24.26	3.03	769.79
4200	Davis, Priscilla	31-Jul-95	73.34	9.17	1,110.68
4200	Jackson, Jacqueline	04-Nov-96	0.00	0.00	0.00	Terminated
4200	[text illegible], Cynthia	03-Aug-92	38.67	4.83	2,045.05
4200	Mastan, Wendy	12-Aug-96	2.24	0.28	42.75
4200	Starkey, Sharron D.	02-Jun-97	22.02	2.75	777.05

TOTAL DEPT 4200			160.53	20.07	$4,745.32

4210			0.00	0.00	0.00

TOTAL DEPT 4210			0.00	0.00	$0.00

4300	Bechanenko, Walter J.	01-Aug-88	161.78	20.22	9,839.02
4300	Ca La Cruz, M.	19-Apr-93	140.00	17.50	2,147.12
4300	[text illegible], Jennifer	23-Jan-95	81.27	10.16	2,539.69

TOTAL DEPT 4300			383.05	47.88	$14,525.83

TOTAL DEPT 4400			0.00	0.00	$0.00

4600	Gardiner, Peter	13-Apr-92	145.35	18.17	13,207.28
4600	Giorgis, Deboran	03-Dec-91	55.91	6.99	1,016.06
4600	Harsnman, George	18-Nov-91	122.55	15.32	2,621.86
4600	Jones, Kimith	15-Jun-92	164.01	20.50	3,075.19
4600	Locner, Kristal			0.00	0.00
4600	Warner, Virginia	25-Aug-97	7.34	0.92	335.24

TOTAL DEPT 4600			495.16	61.90	$20,255.63

5200	Ellison, Diana J.	13-Dec-93	32.14	4.02	422.22

Schedule 2

Disclosure Schedule

Section 2.2(a)

        Exception is equipment that has been purchased pursuant to a lease line.

        Reference is made to a letter from Gensia Sicor to Sankyo Co. Ltd., dated December 12, 1997, regarding its relationship with Pfizer, Inc. A copy of this letter was provided to Metabasis during due diligence.

        Reference is made to i) a letter from University of Virginia regarding alleged infringement of certain adenosine patents; ii) a letter from Wistar Institute regarding alleged infringement of certain patents and iii) a letter from ICT regarding alleged infringement of certain patents. Each of the letters above were provided to Metabasis during diligence.

        The Metabasis Registered Intellectual Property has been assigned to Metabasis, but not all filings have been completed to evidence such assignments.

        Metabasis will be required to obtain end-user licenses to use some of the software listed in Schedule 1.1(g) directly from the original seller/licensor of such software.

Section 2.2(b)

        Metabasis will be required to obtain end-user licenses to use some of the software listed in Schedule 1.1(g) directly from the original seller/licensor of such software.

Section 2.2(c)

        The phone system currently in use by Metabasis is owned by Gensia Sicor and is not being transferred to Metabasis. Metabasis will continue to have use of the system (Transition Services Agreement). However, Gensia Sicor may sell or otherwise dispose of the system and Metabasis will be required to replace it which could require a capital expenditure of approximately $100,000 in the future.

        Neither the "Gensia" tradename, nor any of the "Gensia" trademarks, are being transferred to Metabasis.

Section 2.2(d)

        Reference is made to i) a letter from University of Virginia regarding alleged infringement of certain adenosine patents; ii) a letter from Wistar Institute regarding alleged infringement of certain patents and iii) a letter from ICT regarding alleged infringement of certain patents. Each of the letters above were provided during diligence.

        Reference is made to the offer made by Gensia Sicor to Pfizer of joint ownership of certain AKI patents (see letter to Pfizer, Inc. under Section 2.2(a) above).

        The Registered Intellectual Property has been assigned to Metabasis, but not all filings have been completed to evidence such assignments.

        Metabasis will be required to obtain end-user licenses to use some of the software listed in Schedule 1.1(g) directly from the original seller/licensor of such software.

Section 2.2(g)

        See Section 2.2(a) above.

Section 2.2(h)

        Reference is made to the relationship between Gensia Sicor, Metabasis and the investment banking firm of Adams, Harkness and Hill under which they are to provide valuation and investment services.

Schedule 4.1

Certain Employees

Gene F. Tutwiler

Paul K. Laikind

Mark D. Erion

QuickLinks

ASSET AND LIABILITY TRANSFER AGREEMENT
METABASIS THERAPEUTICS, INC. Research Department Lab Equipment Inventory
Metabasis Therapeutics, Inc. Analytical Equip. Inventory List
METABASIS THERAPEUTICS, INC. Research Labs Stored Additional Equip. In Garage
Equipment to GLL from Analytical R&D Lab
MEMORANDUM
METABASIS THERAPEUTIC, INC. COMPUTER AND OFFICE EQUIP. INVENTORY
Metabasis Therapeutics Software Transfer
ATTACHMENT A EG-01 GENSIA, INC.
ATTACHMENT A TO SCHEDULE EG-02 SUMMARY SCHEDULE 18-SL24510-E0
ATTACHMENT A TO SCHEDULE EG-02 SUMMARY SCHEDULE 18-SL24510-E1
ATTACHMENT A GENSIA PHARMACEUTICALS, INC. SCHEDULE EG-02 SUMMARY SCHEDULE 18- SL24510-E2
SCHEDULE 1.2(c) Disclosed Liabilities
METABASIS OUTSTANDING ACCOUNTS PAYABLE & ACCRUED LIABILITIES AS OF 9/30/97
Footnotes Metabasis Therapeutics, Inc. September 30, 1997
Schedule 2 Disclosure Schedule